EXHIBIT 4.1

SAVIENT PHARMACEUTICALS, INC.

and

EACH OF THE GUARANTORS NAMED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of May 9, 2012

$170,941,000

Senior Secured Discount Notes due 2019

-i-

(continued)

-ii-

(continued)

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(continued)

		Page
12.06	Rules by Trustee and Agents	84
12.07	Legal Holidays	85
12.08	Duplicate Originals	85
12.09	Governing Law	85
12.10	No adverse Interpretation of Other Agreements	85
12.11	Successors	85
12.12	Separability	85
12.13	Table of Contents, Headings, etc.	85
12.14	Calculations in Respect of the Securities	85

Exhibit A	–	Form of Security
Exhibit B–1	–	Form of Private Placement Legend
Exhibit B–2	–	Form of Legend for Global Security
Exhibit B–3	–	Form of Original Issue Discount Legend
Exhibit B–4	–	Form of Unit Legend
Exhibit C–1	–	Form of Transferor Certificate in Connection with Transfers Pursuant to Regulation S
Exhibit C–2	–	Form of Transferee Certificate in Connection with Transfers pursuant to Regulation S
Exhibit D	–	Form of Transferor Certificate in Connection with Transfers pursuant to Rule 144A
Exhibit E		Form of Unit
Exhibit F		Form of Joinder Agreement

-iv-

INDENTURE, dated as of May 9, 2012, among Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Guarantors named herein and U.S. Bank National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Senior Secured Notes due 2019 (the “Securities”), which term shall include, without duplication, Pre-Exchange Securities and Post-Exchange Securities, each as defined herein.

I. DEFINITIONS AND INCORPORATION BY REFERENCE

1.01	DEFINITIONS.

“Accreted Value” means, as of any date (the “Specified Date”), the amount provided below for each $1,000 principal amount at maturity of Notes:

(1) if the Specified Date occurs on one of the following dates (each, a “Semi-Annual Accrual Date”), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-annual accrual date	Accreted value
Issue Date	$737.84032
November 9, 2012	$774.48914
May 9, 2013	$813.70338
November 9, 2013	$855.66262
May 9, 2014	$900.55900
November 9, 2014	$948.59813
May 9, 2015	$1,000.00000

(2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

(3) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries that either (i) exists at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or (ii) is assumed in connection with the acquisition, by the Company, of assets from such Person; provided, however, that “Acquired Indebtedness” shall not include any Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

“Applicable Premium” means, with respect to any Securities on any Redemption Date, the greater of:

(1) 1.0% of the outstanding principal amount at maturity of such Securities; and

(2) the present value, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, of the excess, if any, of (a) (i) the redemption price of such Securities at May 9, 2015 (each such redemption price being set forth in Section 3.01), plus (ii) all required interest payments due on such Securities through May 9, 2015 (excluding accrued but unpaid interest to the Redemption Date); over (b) the outstanding principal amount at maturity of such Securities.

“Asset Acquisition” means: (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person, pursuant to which investment such Person shall become a Restricted Subsidiary of the Company or shall be merged with or into the Company or any of its Restricted Subsidiaries; or (ii) the acquisition, by the Company or any of its Restricted Subsidiaries, of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person, other than in the ordinary course of business, including in each case, acquisitions of licenses, patents and other rights (including new drug applications and abbreviated new drug applications) related to pharmaceuticals.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than operating leases), assignment or other transfer (collectively, a “sale”) for value by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or a Restricted Subsidiary) of (i) more than one percent of Capital Stock of any Restricted Subsidiary of the Company; or (ii) any other property or assets of the Company or any Restricted Subsidiary of the Company, in each case other than in the ordinary course of business; provided, however, that “Asset Sale” shall not include (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000; (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (3) any Permitted Investment or any Restricted Payment permitted under Section 4.11; (4) the sale or disposition of cash or Cash Equivalents; (5) the grant of Liens not prohibited by this Indenture; (6) the sale or transfer of Capital Stock of an Unrestricted Subsidiary; (7) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or controversy; (8) the replacement, sale or other disposition of used, worn out, obsolete or surplus equipment or inventory or equipment or inventory no longer used or useful in the business of such Person; and (9) the granting of exclusive and non-exclusive outbound licenses of intellectual property granted by the Company or any of its Restricted Subsidiaries in the ordinary course of business or in connection with any collaboration, alliance, or strategic partnership not otherwise prohibited hereunder.

“Board of Directors” means the Board of Directors of the Company or any committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to the sum of (a) 80% of the book value of all accounts receivable; plus (b) 65% of the book value of all inventory, in each case of the Company and its Restricted Subsidiaries.

“Capital Stock” means, for any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease, which obligations are required, under GAAP, to be classified and accounted for as capital lease obligations. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. For the avoidance of doubt, in determining whether a lease is a capitalized lease or an operating lease and whether interest expense exists, such determination shall be made in accordance with GAAP as in existence on the Issue Date.

“Cash Equivalents” means:

1.	marketable direct obligations issued by, or unconditionally guaranteed by, the U.S. government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

2.	marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

3.	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

4.	certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof and issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250,000,000;

5.	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

6.	investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of this Indenture and the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties. Notwithstanding the foregoing, “Collateral” shall not include the Excluded Assets.

“Collateral Agent” means the Trustee, in its capacity as collateral agent for the Secured Parties.

“Collateral Documents” means, collectively, (a) the Pledge and Security Agreement, (b) the Mortgages, if any, (c) the Intellectual Property Security Agreements, (d) the Controlled Account Agreements and (e) any other documents providing for any Lien, pledge, encumbrance, mortgage or security interest on any or all of the Obligors’ assets or the ownership interests thereof in favor of the Collateral Agent for the benefit of the Secured Parties, including without limitation any intercreditor, subordination or similar agreement with any lender under any Credit Facility and with any trustee and/or any collateral trustee or agent under the Existing Notes or any Exchange Indebtedness or Refinancing Indebtedness in respect thereof, in each case, as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Common Stock” of any Person means any class of common stock or an equivalent interest (including, but not limited to, a unit of beneficial interest in a trust or a limited partnership interest) of such Person.

“Company” means the party named as such above until a successor replaces it pursuant to Article V hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” or “Company Request” means a written order, signed on behalf of the Company by its Chief Executive Officer, its President, any Executive or Senior Vice President or any Vice President.

“Consolidated EBITDA” means, for any period, the sum, without duplication, and determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP, of (i) Consolidated Net Income and (ii) to the extent such Consolidated Net Income has been reduced thereby, (a) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period; (b) Consolidated Interest Expense; (c) Consolidated Non-Cash Charges net of any non-cash items increasing such Consolidated Net Income for such period and (d) non-recurring losses net of any non-recurring gains.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date (the “Transaction Date”), the ratio of (i) Consolidated EBITDA of the Company during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to such Transaction Date and for which internal financial statements are available to (ii) Consolidated Fixed Charges of the Company for such Four Quarter Period; provided, however, that, for purposes of this definition of “Consolidated Fixed Charge Coverage Ratio”:

(A) “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect to each of the following events on a pro forma basis: (1) the incurrence or repayment, on or after the beginning of such Four Quarter Period and on or before such Transaction Date, of other Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) (excluding, for purposes of this clause (1) any such incurrence or repayment pursuant to revolving credit facilities), as if such incurrence or repayment (and the application of the proceeds thereof) occurred on the first day of such Four Quarter Period; and (2) any asset sale or other disposition or Asset Acquisition occurring on or after the beginning of such Four Quarter Period and on or before such Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence or assumption of, or liability for, any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of such Four Quarter Period;

(B) if the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of another Person, then, for purposes of clause (A) above, the Company will be deemed to have directly incurred or otherwise assumed such guaranteed Indebtedness;

(C) in calculating “Consolidated Fixed Charges” for purposes of determining the value of clause (ii) (but not for purposes of calculating the value of clause (i)) of this definition of “Consolidated Fixed Charge Coverage Ratio”: (1) interest on outstanding Indebtedness that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding anything to the contrary in the immediately preceding clause (1), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum to be paid in cash resulting after giving effect to the operation of such agreements; and

(D) whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith and certified by the chief financial officer of the Company, and any such pro forma calculation may include, without duplication, adjustments appropriate to reflect operating expense reductions and other operating improvements or synergies that are based upon readily identifiable measures and are reasonably expected to be realized within 12 months following the date of determination.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense; and (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period and (y) a fraction whose numerator is one and whose denominator is the excess of one over the then-current effective consolidated federal, state and local tax rate of such Person.

“Consolidated Interest Expense” means, for any period, the aggregate (without duplication) of the interest expense of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including (i) all amortization or accretion of original issue discount; (ii) the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period; and (iii) net cash costs under all Interest Swap Obligations (including, without limitation, amortization of fees); provided, however, that Consolidated Interest Expense shall not include (w) the amortization or write-off during such period of capitalized financing or debt issuance costs, (x) the payment of any penalty or premium associated with the early retirement, repayment or prepayment of Indebtedness in connection with the initial issuance of the Securities, (y) non-cash costs under any hedging arrangements or (z) interest expense recognized under GAAP in respect of obligations that are not Indebtedness under this Indenture solely pursuant to the last parenthetical in clause (b) of the definition of Indebtedness.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that the following shall be excluded from Consolidated Net Income: (i) after-tax gains and losses from asset sales or abandonments or reserves relating thereto; (ii) after-tax items classified as extraordinary gains or losses; (iii) the net income (but not loss) of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary on such income is restricted by a contract, operation of law or otherwise; (iv) the net income of any Person, other than the Company or a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person; (v) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; (vi) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued); (vii) the cumulative effect of a change in accounting principles; (viii) interest expense attributable to dividends on Qualified Capital Stock pursuant to GAAP; (ix) non-cash charges resulting from the impairment of intangible assets; (x) with respect to Section 4.11 only, in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (xi) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or re-pricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards.

“Consolidated Non-Cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash items and expenses (including asset impairments) of the Company and its Restricted Subsidiaries to the extent they reduce the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Controlled Account Agreements” means those certain deposit and securities account control agreements executed and delivered pursuant to the Pledge and Security Agreement.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice of to the Company.

“Credit Facility” means, one or more asset-based revolving credit facilities with banks or other lenders or investors providing for revolving credit loans, letters of credit or other working capital indebtedness, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part, in one or more instances, from time to time (including successive renewals, extensions, substitutions, refinancing, restructurings, replacements, supplementations or other modifications of the foregoing), including into one or more credit facilities or other agreements providing for revolving credit loans, letters of credit or other similar obligations, from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Designated Non-Cash Consideration” means non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale as designated pursuant to an Officers’ Certificate. The aggregate fair market value of all Designated Non-Cash Consideration received by the Company after the Issue Date and then outstanding may not exceed $1,000,000.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Fundamental Change), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except in each case, upon the occurrence of a Fundamental Change), on or prior to 91 days after the final maturity date of the Securities for cash or (ii) is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such maturity.

“Equity Offering” means (i) any underwritten public offering, for cash, of Common Stock of the Company pursuant to a registration statement filed under the Securities Act with the SEC (other than on Form S-8); or (ii) any private placement, for cash, of Common Stock of the Company to any Person; provided, however, that “Equity Offering” shall not include issuances of Common Stock upon exercise of options by employees of the Company or any of its Affiliates.

“Equity Offering Redemption Price” means, with respect to a Security to be redeemed by the Company in accordance with Section 3.01(E) and Article III, a cash amount equal to the product of (A) the Equity Offering Redemption Percentage and (B) the outstanding principal amount of such Security at maturity.

“Equity Offering Redemption Percentage” means a percentage equal to the sum of (i) 100% and (ii) 6.000%.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(i) any loss, destruction or damage of such property or asset;

(ii) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(iv) any settlement in lieu of clauses (ii) or (iii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange” means, in respect of any security or Indebtedness, to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Exchanged” and “Exchanging” shall have correlative meanings.

“Exchange Indebtedness” means Indebtedness that (i) is incurred by the Company or any Restricted Subsidiary to Exchange Indebtedness incurred in accordance with Section 4.13 and clause (1), (3), (11) or (14) of the definition of Permitted Indebtedness; (ii) does not have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) that is greater than the sum of (x) the aggregate principal amount of such Indebtedness being Exchanged (or, if such Indebtedness being Exchanged is issued with original issue discount, the aggregate accreted value) as of the date of such Exchange plus (y) the amount of fees, expenses, premiums, defeasance costs and accrued and unpaid interest relating to the Exchange of such Indebtedness being Exchanged; (iii) does not have (x) a Weighted Average Life to Maturity at the time such Exchange Indebtedness is incurred that is less than the Weighted Average Life to Maturity of such Indebtedness being Exchanged or (y) a stated final maturity that is earlier than the final maturity of such Indebtedness being Exchanged or (z) a stated final maturity that is earlier than the final maturity of the Securities; (iv) is not secured by any Lien that did not, immediately prior to such Exchange, secure such Indebtedness being Exchanged (other than any Exchange Indebtedness incurred in Exchange for Existing Notes that is secured by a Lien under clause (7) of the definition of Permitted Liens); (v) (in the event the Indebtedness being Exchanged is subordinate or junior by its terms to the Securities) is, by its terms, subordinate or junior to the Securities at least to the same extent and in the same manner as such Indebtedness being Exchanged (other than any Exchange Indebtedness incurred in Exchange for Existing Notes that is secured by a Lien under clause (7) of the definition of Permitted Liens); (vi) (in the event the Indebtedness being Exchanged was incurred by a Restricted Subsidiary that is not a Guarantor) is incurred by a Restricted Subsidiary that is not a Guarantor; (vii) is not secured by a Lien that is senior in priority to any Lien that, immediately prior to such Exchange, secured such Indebtedness being Exchanged; and (viii) has a cash coupon (but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all holders of such Indebtedness) equal to or less than the cash coupon applicable to the Indebtedness being Exchanged (it being understood that no consent fees or other cash payments not required under the Existing Notes on the Issue Date may be payable in connection with the incurrence of Exchange Indebtedness and transactions related thereto).

“Exchange Offer” has the meaning ascribed such term under the definition of Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” means a registration statement under the Securities Act to register, under the Securities Act, the exchange (the “Exchange Offer”) of the Pre-Exchange Securities for the Post-Exchange Securities.

“Excluded Assets” means (i) deposit and/or securities accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes, (B) amounts required to be paid over in respect of employee benefits or payroll and (C) accounts where the maximum daily balance does not exceed $100,000 individually, or $500,000 in the aggregate for all deposit and/or securities accounts excluded from the Collateral pursuant to this clause (i) (C), (ii) real estate mortgaged in favor of Persons other than the Trustee or Collateral Agent on the Issue Date, but only for so long as such Liens (or Liens permitted under this Indenture to replace such initial Liens) remain outstanding, (iii) leasehold interests in real property, (iv) general intangibles or any lease, license, contract or other property as to which the grant of a security interest is (A) prohibited by the applicable governing agreement, or would give any other party thereto a right to consent or terminate its obligations thereunder, or would otherwise result in a default, breach or violation thereof, (B) would constitute or result in the abandonment, invalidation or unenforceability of any rights, title or interest of any obligor thereunder or (C) would constitute or result in the violation of any law, regulation permit, order or decree of any applicable governmental authority, (v) Capital Stock or other equity interests of any Foreign Subsidiary, in excess of 65% of the Capital Stock or other equity interests of the applicable first-tier Foreign Subsidiary, (vi) motor vehicles (where perfection is required by means of notation on certificates of title, or similar actions) and (vii) equipment subject to, or secured by, a purchase money debt obligation.

“Existing Notes” means the Company’s 4.75% Convertible Senior Notes due 2018 outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. With respect to determinations above $10,000,000, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee; provided, however, that, except in the case of determining the Fair Market Value of assets in connection with an Asset Sale not involving the sale of assets to an Affiliate, with respect to determinations above $20,000,000, the Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing. For the purposes of Section 4.20, Fair Market Value should be determined in the context of a Sale and Leaseback Transaction, including any customary discount in the purchase price established in such transactions.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States as in effect on the Issue Date.

“Grantors” has the meaning ascribed such term in the Pledge and Security Agreement.

“Guarantors” means each of (1) the Restricted Subsidiaries of the Company as of the Issue Date; (2) any other Subsidiary of the Company that becomes a Guarantor pursuant to this Indenture; and (3) the respective successors and assigns of the foregoing; provided, however, that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets to the extent such obligations would appear as a liability of such person on its financial statements prepared in accordance with GAAP (but not to the extent that such person has the right to settle any such obligation by issuing Capital Stock rather than making payments in cash), (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all Capitalized Lease Obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements, (f) all obligations and other liabilities, contingent or otherwise, under any capital lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such capital lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g). The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm that (1) does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company or the transaction to which their opinion relates and (2) is otherwise independent and qualified to perform the task for which it is to be engaged in the judgment of the Board of Directors.

“Intellectual Property Security Agreements” has the meaning defined in the Pledge and Security Agreement.

“Intercompany Indebtedness” means (i) any Indebtedness of the Company to any of its Subsidiaries and (ii) any Indebtedness of a Subsidiary of the Company to the Company or to another Subsidiary of the Company.

“Interest Payment Date” means May 9 and November 9 of each year to stated maturity.

“Interest Swap Obligations” means the obligations of any reference Person pursuant to any arrangement with any other Person, whereby such reference Person is directly or indirectly entitled to receive, from time to time, periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments to such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount. “Interest Swap Obligations” shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, and excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person, in each case, in any other Person. If the Company or any of its Restricted Subsidiaries issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary or otherwise such entity ceases to be a Restricted Subsidiary, then any Investment by the Company or any of its Restricted Subsidiaries in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.11: (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to the excess, if any, of (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation over (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means May 9, 2012.

“Kroll” means Kroll Bond Ratings Agency.

“Krystexxa Sale” means a sale, issuance, conveyance, transfer, lease (other than operating leases), assignment or other transfer of all or substantially all of the rights, title and interest of the Company and its Restricted Subsidiaries, taken as a whole, rights in and to its Krystexxa drug line, whether consummated in one or a related series of transactions.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity Date” means May 9, 2019.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on real property owned by the Company or any Grantors, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including, without limitation, payments in respect of deferred payment obligations, if received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest)) received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of: (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions); (2) all taxes and other costs and expenses actually paid or reasonably estimated in good faith by the Company to be payable in cash in connection with such Asset Sale; (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale (other than property or assets constituting Collateral) and is required to be repaid in connection with such Asset Sale; and (4) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale).

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Guarantor, and not required to be paid over by the Company or any Guarantor, in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof) and any taxes paid or payable as a result thereof.

“Obligations” means all obligations for principal, premium, interest (including, with respect to the Securities, interest accruing thereon after the commencement of an insolvency, bankruptcy or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligors” means the Company and the Guarantors.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, the Secretary, or any Executive or Senior Vice President.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee who may be an employee of or counsel for the Company, or other counsel acceptable to the Trustee.

“Permitted Business” means any business that is reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Indebtedness” means, without duplication, each of the following:

1. Indebtedness under this Indenture and the Securities issued on the Issue Date and the related Subsidiary Guarantees;

2. Indebtedness of the Company or any Restricted Subsidiary incurred under a Credit Facility not to exceed the lesser of (x) $10.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

3. Indebtedness of the Company (other than Indebtedness described under clause (1) above) and its Restricted Subsidiaries outstanding on the Issue Date, including the Existing Notes, after giving effect to the use of proceeds from the Securities;

4. any Interest Swap Obligation of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries, provided that (x) such Interest Swap Obligation is entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding and (y) the notional amount of such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

5. Indebtedness under any Currency Agreement, provided that such Currency Agreement is not entered into for speculative purposes and, in the event such Currency Agreement relates to Indebtedness, such Currency Agreement does not increase the outstanding Indebtedness of the Company and its Restricted Subsidiaries other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

6. Intercompany Indebtedness of the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor; provided, however, that if, as of any date, any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of any such Indebtedness, then, on such date, such Indebtedness shall cease to constitute Permitted Indebtedness pursuant to this clause (6);

7. Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence;

8. Indebtedness of the Company or any of its Restricted Subsidiaries in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, deferred compensation or similar requirements in the ordinary course of business;

9. obligations in respect of performance, bid, appeal and surety bonds, bankers’ acceptances, bank overdrafts (and letters of credit in respect thereof) and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

10. [reserved];

11. Refinancing Indebtedness;

12. Indebtedness represented by guarantees, by any Restricted Subsidiary of the Company, of Indebtedness incurred by the Company or a Guarantor, provided the incurrence of such Indebtedness by the Company or such Guarantor is otherwise permitted by the terms of this Indenture;

13. Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, “earn-out” obligations, guarantees, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets, rights or capital stock, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition; provided, however, such Indebtedness shall be deemed not to be Permitted Indebtedness pursuant to this clause (13) to the extent the maximum aggregate liability in respect of such Indebtedness exceeds the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

14. Exchange Indebtedness;

15. Acquired Indebtedness; provided that after giving effect to such acquisition, merger or consolidation or and the incurrence of such Indebtedness, either the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0 or would be equal to or greater than immediately prior to such acquisition, merger or consolidation; and

16. Indebtedness consisting of financing premiums with respect to insurance policies of the Company and its Restricted Subsidiaries.

For purposes of determining compliance with Section 4.13, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once; and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner in one or more categories that complies with Section 4.13. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.13.

“Permitted Investments” means:

1. Investments by the Company or any of its Restricted Subsidiaries in any Person that is or will become, immediately after such Investment, a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor;

2. Investments in the Company by any of its Restricted Subsidiaries, provided that any Indebtedness evidencing such Investment is unsecured and subordinated to the Company’s Obligations under the Notes and this Indenture;

3. Investments in cash and Cash Equivalents;

4. Currency Agreements and Interest Swap Obligations, in each case, entered into not for speculative purposes and otherwise in compliance with this Indenture;

5. Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

6. Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15;

7. Investments in existence on the Issue Date and any renewals, replacements, refinancings or refundings thereof that do not increase the amount of such Investments;

8. loans and advances (including, without limitation, advances for travel and moving expenses) to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding;

9. advances to suppliers and customers in the ordinary course of business;

10. Investments in Subsidiaries that are not Guarantors in an amount not to exceed $1,000,000 in the aggregate at any time; and

11. Investments of a Restricted Subsidiary that was acquired after the Issue Date or of any entity merged with or into the Company or a Restricted Subsidiary that is in compliance with Article V, so long as the Investment was not made in anticipation of the acquisition or merger.

“Permitted Liens” means the following:

1. Liens for taxes, assessments or governmental charges or claims that either are not delinquent or are contested in good faith by appropriate proceedings, provided that the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, as to such taxes, assessments or governmental charges or claims, as may be required pursuant to GAAP;

2. Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made in respect thereof;

3. Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

4. any judgment Lien not giving rise to an Event of Default;

5. easements, rights-of-way, zoning restrictions and other similar charges or encumbrances and other minor defects or irregularities in title in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

6. [reserved];

7. Liens on Collateral securing Existing Notes and any Exchange Indebtedness and Refinancing Indebtedness in respect thereof, if such Liens are (i) junior and expressly subordinated to the Liens securing the Obligations hereunder and in respect of the Securities and (ii) only on collateral also securing the Securities and the Obligations in respect thereof and under this Indenture and the Collateral Documents; provided that the holders of such Existing Notes or any Exchange Indebtedness or Refinancing Indebtedness in respect thereof enter into a customary intercreditor agreement with the Collateral Agent and the collateral agent for any Credit Facility, relating to the junior and subordinated status of such Existing Notes or any Exchange Indebtedness or Refinancing Indebtedness in respect thereof;

8. Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

9. Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

10. Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

11. Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under this Indenture;

12. Liens securing Indebtedness under Currency Agreements that are permitted under this Indenture;

13. Liens securing Acquired Indebtedness incurred in accordance with Section 4.13, provided that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and (ii) such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or any of its a Restricted Subsidiaries and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or such Restricted Subsidiary;

14. Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term “Permitted Indebtedness,” to the extent and in the manner such Liens are in effect on the Issue Date and any renewals and extensions thereof so long as the aggregate principal amount of the Indebtedness being secured does not increase (plus accrued interest and premium in respect thereof) and the Lien does not extend to any additional assets;

15. Liens securing the Securities and all other Obligations under this Indenture, the Collateral Documents and the Subsidiary Guarantees;

16. Liens on, without duplication of any other clause of this definition, up to $3,500,000, of which up to $500,000 may relate to obligations other than under real estate leases, of cash in deposit accounts with financial institutions established for the purpose of cash collateralizing letters of credit;

17. any Lien that (i) secures Refinancing Indebtedness that is incurred to Refinance any Indebtedness that is secured by a Lien that is a Permitted Lien and that was incurred in accordance with Section 4.13; (ii) is no less favorable to the Holders and is not more favorable to the lienholders with respect to such Lien than the Liens in respect of the Indebtedness being Refinanced; and (iii) does not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

18. Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

19. Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

20. Liens arising from filing UCC financing statements regarding leases;

21. Liens securing Indebtedness described in clause (2) of the definition of Permitted Indebtedness, which Liens may be senior to the Liens securing the Obligations hereunder to the extent (and only to the extent) constituting assets used in calculating Borrowing Base; provided that the agent for the lenders under such Credit Facility shall have entered into a customary intercreditor agreement on behalf of such lenders with the Collateral Agent and any collateral agent of the Existing Notes governing the respective rights and obligations of such lenders and the Holders with respect to the Collateral;

22. Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto;

23. non-exclusive licenses of intellectual property granted by the Company or any Restricted Subsidiary in the ordinary course of business;

24. interests of title of lessor or sublessor under any lease of real property;

25. Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

26. Liens in respect of any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Pledge and Security Agreement” means the Pledge and Security Agreement in between the Grantors and the Collateral Agent dated as of the Issue Date, as amended, restated, modified or supplemented from time to time in accordance with this Indenture.

“Post-Exchange Securities” means Securities issued pursuant to Sections 2.20, which Post-Exchange Securities shall (1) be substantially in the form set forth in Exhibit A but which shall (a) not bear the Private Placement Legend and (b) have appropriate changes made to the “Form of Assignment” on the reverse thereof; and (2) bear interest in the same manner as, and at the same rate and on the same dates (and with the same record dates) as that under, the Pre-Exchange Securities, except that, for purposes of determining the amount of the first interest payment on each Post-Exchange Security, and the Person to whom it must be paid, such Post-Exchange Security and the Pre-Exchange Security exchanged for such Post-Exchange Security shall be deemed to be one and the same Security.

“Pre-Exchange Securities” means Securities which shall, as provided in Section 2.01, be substantially in the form set forth in Exhibit A and which shall initially bear the Private Placement Legend, except to the extent otherwise provided herein.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Publicly Traded Securities” means shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with a Fundamental Change described in clause (b) of the definition thereof.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of (i) the Fair Market Value of such property or equipment and (ii) such purchase price or cost.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“QIB” means a “qualified institutional buyer” (as defined in Rule 144A).

“QIB Global Security” means a Global Security in registered form representing a Security sold pursuant to Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Record Date” for the interest payable on any applicable Interest Payment Date means May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that (i) is incurred by the Company or any Restricted Subsidiary to Refinance Indebtedness no earlier than the date that is eighteen (18) months prior to the stated maturity date of such Indebtedness and is otherwise incurred in accordance with Section 4.13 (other than Permitted Indebtedness) or clause (1), (3), (11) or (14) of the definition of Permitted Indebtedness; (ii) does not have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) that is greater than the sum of (x) the aggregate principal amount of such Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such Refinancing plus (y) the amount of fees, expenses, premiums, defeasance costs and accrued and unpaid interest relating to the Refinancing of such Indebtedness being Refinanced; (iii) does not have (x) a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is less than the Weighted Average Life to Maturity of such Indebtedness being Refinanced or (y) a stated final maturity that is earlier than the final maturity of such Indebtedness being Refinanced or (z) a stated final maturity that is earlier than the final maturity of the Securities; (iv) is not secured by any Lien that that did not, immediately prior to such Refinancing, secure such Indebtedness being Refinanced; (v) (in the event the Indebtedness being Refinanced is subordinate or junior by its terms to the Securities) is, by its terms, subordinate or junior to the Securities at least to the same extent and in the same manner as such Indebtedness being Refinanced; (vi) (in the event the Indebtedness being Refinanced was incurred by a Restricted Subsidiary that is not a Guarantor) is incurred by a Restricted Subsidiary that is not a Guarantor; and (vii) is not secured by a Lien that is senior in priority to any Lien that, immediately prior to such Refinancing, secured such Indebtedness being Refinanced.

“Regulation D” means Regulation D under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” means a Global Security in registered form representing a Security sold in reliance on Regulation S under the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, with respect to any of the foregoing, who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” means each of the following:

1. the declaration or payment of any dividend or making of any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or any of its Restricted Subsidiaries) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries;

2. the purchase, redemption or other acquisition or retirement, for value, of any Capital Stock issued by the Company or any of its Restricted Subsidiaries (other than dividends paid by a Restricted Subsidiary on a pro rata basis);

3. the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement, for value, more than six months prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company or any Guarantor that (i) is senior unsecured Indebtedness or Indebtedness secured by a Lien on the Collateral that is junior to the Lien securing the Obligations or (ii) is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee; it being understood that any transaction involving Exchange Indebtedness or Refinancing Indebtedness that is otherwise permitted hereunder shall not be deemed a Restricted Payment pursuant to this clause (3); and

4. the making of any Investment (other than a Permitted Investment).

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which, at the time of determination, is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or any of its Restricted Subsidiaries of any property, whether owned by the Company or any of its Restricted Subsidiaries on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“S&P” means Standard & Poor’s Ratings Group, Inc.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means each Securityholder, the Trustee and the Collateral Agent.

“Securities” means the Senior Secured Discount Notes due 2019 issued by the Company pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securities Agent” means any Registrar, Paying Agent or co-Registrar or co-agent.

“Semi-Annual Accrual Date” shall have the meaning ascribed such term in the definition of Accreted Value.

“Separation Date” means the date that is 180 days from the Issue Date.

“Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the Issue Date.

“Subsidiary” means, with respect to a reference Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such reference Person, by one or more subsidiaries of such reference Person or by such reference Person and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which such reference Person, one or more of its subsidiaries, or such reference Person and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

“Treasury Rate” means, as of any Redemption Date on or before May 9, 2015, the yield to maturity, as of such Redemption Date, of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days before such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from, and including, such Redemption Date to, but excluding, May 9, 2015; provided, however, that if such period is not equal to the constant maturity of the U.S. Treasury security for which a weekly average yield is given, then the Treasury Rate shall be obtained by linear interpolation (calculated to one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if such period is less than one year, then the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than that of the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Units” means the units of the Company, each consisting of (i) $1,000 aggregate principal amount of the Securities and (ii) 23.4 Warrants.

“Unrestricted Subsidiary” of any Person means (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below, and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any Restricted Subsidiary or newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Company shall not be permitted to make any such designation unless (i) the Company provides the Trustee with a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with this sentence and with Section 4.11; (ii) none of the Subsidiaries to be so designated or any of their respective Subsidiaries has, at the time of designation, and none will thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender of such Indebtedness has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; (iii) immediately after giving effect to such designation, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0; and (iv) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing (including as a result of the Company’s deemed Investment in such Unrestricted Subsidiary in accordance with the definition of Investment).

“U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States for the payment of which the full faith and credit of the United States is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“Warrant Agreement” means, the warrant agreement executed on or prior to the date hereof between the Company and U.S. Bank National Association, as warrant agent, as amended from time to time, with respect to the Warrants.

“Warrants” means 4,000,019 aggregate warrants, each to purchase one (1) share of Common Stock, $0.01 per value per share, of the Company, pursuant to the Warrant Agreement, and “Warrant” means any one of such warrants.

“Weighted Average Life to Maturity” means, with respect to any Indebtedness at any date, a number of years equal to a fraction (i) whose numerator is the sum, for each then-remaining installment, sinking fund, serial maturity or other required payment of principal (including, without limitation, payment at final maturity) in respect of such Indebtedness, of the product of (x) the amount of such installment or payment and (y) the number of years (calculated to the nearest one-twelfth) between such date and the due date of such installment or payment; and (ii) whose denominator is the aggregate principal amount of such Indebtedness outstanding as of such date.

“Voting Stock” of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

1.02	OTHER DEFINITIONS.

Term	Defined in Section
“Affiliate Transaction”	4.12
“Asset Sale Notice”	3.09
“Asset Sale Repurchase Date”	3.09
“Asset Sale Repurchase Price”	3.09
“Asset Sale Repurchase Right”	3.09
“Bankruptcy Law”	6.01
“Business Day”	12.07
“Covenant Defeasance”	10.01
“Custodian”	6.01
“Event of Default”	6.01
“Fundamental Change”	3.08
“Fundamental Change Notice”	3.08
“Fundamental Change Repurchase Date”	3.08
“Fundamental Change Repurchase Price”	3.08
“Fundamental Change Repurchase Right”	3.08
“Global Security”	2.01
“Legal Defeasance”	10.01
“Legal Holiday”	12.07
“Maximum Dollar Amount for Repurchase Upon Asset Sale”	3.09
“Notice of Default”	6.01
“Participants”	2.15
“Paying Agent”	2.03
“Physical Securities”	2.01
“Premises”	9.04
“Private Placement Legend”	2.17
“Redemption”	3.01
“Redemption Date”	3.01
“Registrar”	2.03
“Repurchase Upon Asset Sale”	3.01
“Repurchase Upon Fundamental Change”	3.01
“Required Offer Amount”	4.15
“Resale Restriction Termination Date”	2.17
“Restricted Merger or Sale Transaction”	5.01
“Subsidiary Guarantee”	8.01
“Trust Funds”	10.01

1.03	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

As of the Issue Date, this Indenture is not qualified under the TIA. If this Indenture becomes qualified under the TIA, then, during the period this Indenture is so qualified, this Indenture be subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. During any such qualification period, whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Securities and the guarantees thereof means the Company and each Guarantor, respectively, or any successor thereto.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04	RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “including” means “including without limitation”;

(iv) words in the singular include the plural and in the plural include the singular;

(v) “herein,” “hereof’ and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

(vi) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise; and

(vii) the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless the context requires otherwise.

II. THE SECURITIES

2.01	FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

Securities offered and sold in reliance on Regulation D shall be issued initially in the form of Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1, B-2, B-3 and B-4.

Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.

2.02	EXECUTION AND AUTHENTICATION.

One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate the Securities on the Issue Date in the aggregate principal amount of $170,941,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. The aggregate principal amount of Securities outstanding at any time may not exceed $170,941,000, except as provided in Section 2.07.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 12.04 hereof and need not be accompanied by an Opinion of Counsel.

The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof.

2.03	REGISTRAR, AND PAYING AGENT.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars and one or more additional paying agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent and Registrar.

2.04	PAYING AGENT TO HOLD MONEY IN TRUST.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Accreted Value of, or premium, if any, of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

2.05	SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

2.06	TRANSFER AND EXCHANGE.

Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal Accreted Value of and premium, if any, on such Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) for a period of 15 days before selecting, pursuant to Section 3.03, Securities to be redeemed or (ii) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 and ending at the close of business on the day of such mailing or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

No service charge shall be made for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Sections 2.10 or 11.05, or Article III, not involving any transfer.

Notwithstanding anything to the contrary in the provisions of this Section 2.6, at all times prior to the Separation Date (i) the registered holder of each Security shall also be the registered holder of the Warrant forming part of such Unit, and (ii) the owner of any beneficial interest in any Security, as reflected in the book-entry system maintained by the Depositary (or its agent), also shall be the owner of any beneficial interest in the Warrant forming part of such Unit. Accordingly and in furtherance of the foregoing, prior to the Separation Date no transfer or exchange shall be made with respect to (i) the Holder of any Security, unless a simultaneous and equivalent transfer or exchange is made with respect to the registered holder of each Warrant forming an integral part of such Unit in accordance with the Warrant Agreement, and the certificates representing such Security (whether a Global Security or a certificated Security) and the certificates representing such Warrants are incorporated into one or more Unit certificate(s) substantially in the form attached as Exhibit E and (ii) the ownership of any beneficial interest in a Global Security, as reflected in the book-entry system maintained by the Depositary (or its agent), unless a simultaneous and equivalent transfer or exchange is made with respect to the ownership of any beneficial interest in each Warrant forming an integral part of such Units in accordance with, and as reflected in the book-entry system maintained by the Depositary (or its agent) of the Warrants under, the Warrant Agreement.

2.07	REPLACEMENT SECURITIES.

If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to protect the Company, the Trustee or any Securities Agent from any loss which any of them may suffer if such Security is replaced. The Trustee may charge for its expenses in replacing a Security.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

2.08	OUTSTANDING SECURITIES.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the outstanding principal amount at maturity of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and its Accreted Value ceases to increase.

If the Paying Agent (other than the Company) holds on a Redemption Date, Fundamental Change Repurchase Date, Asset Sale Repurchase Date or Maturity Date, money sufficient to pay the aggregate applicable redemption price, Fundamental Change Repurchase Price, Asset Sale Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Redemption, Repurchase Upon Fundamental Change, Repurchase Upon Asset Sale or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Repurchase Upon Fundamental Change, Repurchase Upon Asset Sale or maturity, then (unless there shall be a Default in the payment of such aggregate applicable redemption price, Fundamental Change Repurchase Price, Asset Sale Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, the Accreted Value of such Securities shall cease to accrue and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders with respect to such Securities shall terminate with respect to such Securities, other than the right to receive the applicable redemption price, Fundamental Change Repurchase Price, Asset Sale Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

2.09	SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, to the extent required by the TIA, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officers’ Certificate.

2.10	TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

2.11	CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

2.12	DEFAULTED INTEREST.

If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities (and as set forth in Section 4.01). The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 calendar days before the record date, the Company shall mail to Securityholders (with a copy to the Trustee) a notice that states the record date, payment date and amount of interest to be paid.

2.13	CUSIP NUMBERS.

The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14	DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date, Asset Sale Repurchase Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Asset Sale Repurchase Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Asset Sale Repurchase Date or Fundamental Change Repurchase Date, as the case may be. The Paying Agent shall return to the Company, as soon as practicable, any excess money not required for that purpose.

2.15	BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

(C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(D) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(B) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(E) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16	SPECIAL TRANSFER PROVISIONS.

(A) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to the registration of any proposed transfer of a Security that is a Restricted Security pursuant to Regulation S:

(i) The Registrar shall register such proposed transfer if there is delivered to the Registrar and the Company a certificate substantially in the form of Exhibit C-1 (with such changes as may be reasonably requested by the Company) and, if reasonably requested by the Registrar or the Company in connection with a transfer that is not to be executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S), a certificate substantially in the form of Exhibit C-2 (with such changes as may be reasonably requested by the Company) and any legal opinions and other certifications reasonably requested by the Company or the Registrar.

(ii) If such Security is not a Regulation S Global Security, then the Company shall issue, and, upon receipt of a Company Order, the Trustee shall authenticate, a Regulation S Global Security having a principal amount equal to the principal amount to be transferred or, alternatively, the Registrar shall accept the instructions from Participants of the Depositary to increase the principal amount of an existing Regulation S Global Security by the principal amount to be transferred, and in each case, correspondingly decrease the principal amount of the Security from which the principal amount was transferred.

(B) Transfers to QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security (other than pursuant to Regulation S):

(i) The Registrar shall register the transfer of a Restricted Security by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto.

(ii) If such Security is not a QIB Global Security, then the Company shall issue, and the Trustee shall authenticate, upon receipt of a Company Order, a QIB Global Security having a principal amount equal to the principal amount to be transferred or, alternatively, the Registrar shall accept the instructions from Participants of the Depositary to increase the principal amount of an existing QIB Global Security by the principal amount to be transferred, and in each case, correspondingly decrease the principal amount of the Security from which the principal amount was transferred.

(C) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(D) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless there is delivered to the Company and the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(E) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at the Company’s expense at any reasonable time upon the giving of reasonable written notice to the Registrar.

2.17	RESTRICTIVE LEGENDS.

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend”) as set forth in Exhibit B-1 on the face thereof (1) until after the first anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the “Resale Restriction Termination Date”); or (2) as otherwise provided in or permitted by Section 2.16(D).

Each Global Security shall bear the legend set forth in Exhibit B-2.

Each Global Security and Physical Security shall bear the legend as set forth in Exhibit B-3. The Company shall provide notice to the Trustee of any Resale Restriction Termination Date.

Until the Separation Date, each Global Security and Physical Security shall bear the legend as set forth in Exhibit B-4.

2.18	AUTOMATIC EXCHANGE FROM RESTRICTED GLOBAL NOTE TO UNRESTRICTED GLOBAL NOTE.

On the Resale Restriction Termination Date, beneficial interests in a Global Security that bears the Private Placement Legend (a “Restricted Global Security”) shall be automatically exchanged (the “Automatic Exchange”) into beneficial interests in a Global Security not bearing the Private Placement Legend (an “Unrestricted Global Security”) without any action required by or on behalf of the Holder thereof. The Company shall at least 15 days but not more than 30 days before the Resale Restriction Termination Date, deliver a notice of Automatic Exchange (the “Automatic Exchange Notice”) to each Holder and to the Trustee, which Automatic Exchange Notice shall identify the Securities subject to the Automatic Exchange and shall state: (1) the date of the Automatic Exchange; (2) the CUSIP number of the Restricted Global Security being exchanged; and (3) the CUSIP number of the Unrestricted Global Security for which such Restricted Global Security is being exchanged.

At the Company’s request, upon reasonable prior notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder; provided, however, that the form and content of such Automatic Exchange Notice shall be prepared by the Company. In connection with an Automatic Exchange pursuant to this Section 2.18, the Trustee shall be entitled to receive from the Company, and rely conclusively upon, an Officers’ Certificate and an Opinion of Counsel to the Company, each in form and in substance reasonably satisfactory to the Trustee, to the effect that such Automatic Exchange complies with the Securities Act. Upon an Automatic Exchange pursuant to this Section 2.18 and in accordance with Depositary procedures, the Registrar shall reflect on its books and records the date of such Automatic Exchange and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Security(ies) and the Unrestricted Global Security(ies), respectively, equal to the principal amount of beneficial interests transferred pursuant to such Automatic Exchange. If an Unrestricted Global Security is not then outstanding at the time of an Automatic Exchange, then the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, an Unrestricted Global Security to the Depositary. Following any Automatic Exchange, each resulting Restricted Global Security whose principal amount is reduced to zero shall be cancelled.

2.19	RANKING.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior obligation of the Company, ranking equally with other existing and future senior indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

2.20	POST-EXCHANGE NOTES.

Upon receipt by the Trustee of an Officers’ Certificate stating that an Exchange Offer Registration Statement has become effective under the Securities Act and that a specified principal amount of Pre-Exchange Securities have been duly tendered for exchange pursuant to such Exchange Offer, and containing any other information as the Trustee may reasonably request, the Trustee shall, upon receipt of certificates for, or book-entry transfer of, such Pre-Exchange Securities, promptly cancel such Pre-Exchange Securities and authenticate and deliver such specified principal amount of Securities in the form of Post-Exchange Securities to or upon a Company Order. As a condition precedent to the Trustee’s obligations under this Section 2.20, the Company shall deliver to the Trustee an executed Global Security or Global Securities representing the Post-Exchange Securities to be issued and any Opinion of Counsel reasonably requested by the Trustee.

III. REDEMPTION AND REPURCHASE

3.01	RIGHT OF REDEMPTION AND REPURCHASE.

(A) A redemption or repurchase of the Securities by the Company, as permitted by any provision of this Indenture, shall be made:

(i) with respect to a repurchase at the Company’s option, in accordance with Section 3.01(D), Section 3.01(E) or Section 3.01(F) (a “Redemption”); or

(ii) with respect to any repurchase in accordance with Section 3.08 (a “Repurchase Upon Fundamental Change”); or

(iii) with respect to any repurchase in accordance with Section 3.09 (a “Repurchase Upon Asset Sale”),

in each case in accordance with the applicable provisions of this Article III.

(B) The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Article III and if such securities laws conflict with the provisions of this Article III, the securities law provisions shall apply.

(C) The Company shall not have the right to redeem any Securities except pursuant to Section 3.01(D), Section 3.01(E) or Section 3.01(F).

(D) At any time prior to May 9, 2015, the Company may, at its option redeem all or a part of the Securities, upon not less than 30 and not more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the outstanding aggregate principal amount at maturity of the Securities redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and accrued and unpaid interest to the Redemption Date.

(E) At any time prior to May 9, 2015, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Securities issued by it at a redemption price equal to the Equity Offering Redemption Price of such Securities, plus accrued and unpaid interest on such Securities to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of the Securities originally issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given not less than 30 and not more than 60 days prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(F) Except pursuant to clause (D) or (E) of this Section 3.01, the Securities will not be redeemable at the Issuer’s option prior to May 9, 2015.

(G) On and after May 9, 2015, the Company may, at its option, redeem Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Securities at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of the outstanding aggregate principal amount at maturity of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 9 of each of the years indicated below:

Year	Percentage
2015	106.000%
2016	103.000%
2017 and thereafter	100.000%

(H) Notwithstanding anything herein to the contrary, (i) in no event shall any Redemption Date be a Legal Holiday; and (ii) the redemption prices set forth in this Section 3.01, plus accrued interest up to but excluding the Redemption Date shall be owing to the Holder upon surrender of such Security.

(I) Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

3.02	NOTICES TO TRUSTEE.

If the Company elects to redeem Securities pursuant to Sections 3.01(D), (E) or (F), it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed and the applicable redemption price, which notice shall be provided to the Trustee by the Company at least 15 days prior to the delivery, in accordance with Section 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

3.03	SELECTION OF SECURITIES TO BE REDEEMED.

If the Company has elected to redeem less than all the Securities pursuant to Sections 3.01(D), (E) or (F), the Trustee shall, within five Business Days after receiving the notice specified in Section 3.02, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate or is required by the Depositary for the Securities. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. Securities and portions of them the Trustee selects for Redemption shall be in a minimum amount of $2,000 or integral multiples of $1,000 in excess thereof; provided that the principal amount of any remaining Security is at least $2,000. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part.

3.04	NOTICE OF REDEMPTION.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

(i) the Redemption Date;

(ii) the applicable redemption price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

(iii) the name and address of the Paying Agent;

(iv) the Section of the Indenture pursuant to which the Securities are to be redeemed;

(v) that the Accreted Value of the Securities or portions of them called for redemption shall cease to increase on and after the Redemption Date;

(vi) that Securities called for Redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any, payable as herein provided upon Redemption;

(vii) that, unless there shall be a Default in the payment of the Redemption price or accrued and unpaid interest, if any, payable as herein provided upon Redemption, interest on Securities called for Redemption ceases to accrue on and after the applicable Redemption Date and all rights of the Holders with respect to such Securities shall terminate on and after such Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the amounts due hereunder on such Securities upon Redemption (and the rights of the Holder(s) of record of such Securities to receive, on the applicable interest payment date, accrued and unpaid interest on such Securities in accordance herewith in the event such Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date);

(viii) the CUSIP number or numbers, as the case may be, of the Securities; and

(ix) in the case of a redemption of Notes pursuant to Section 3.01(E), whether the redemption is subject to any conditions precedent (it being understood that only redemptions under Section 3.01(F) may be subject to any conditions precedent), and if so, that in the event that any or all conditions are not satisfied by the redemption date, the Company will have the discretion to delay the redemption date until such time as any or all the conditions are satisfied, so long as the redemption occurs within 60 days of such notice, or to rescind the notice and cancel the redemption.

At the Company’s request, upon 45 days written notice prior to the Redemption Date (or such shorter period that is acceptable to the Trustee), the Trustee shall mail the notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

3.05	EFFECT OF NOTICE OF REDEMPTION.

Once notice of Redemption is mailed, subject to clause (viii) of Section 3.04, Securities called for Redemption become due and payable on the Redemption Date at the consideration set forth herein, and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Securities shall cease to bear interest, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive such consideration upon surrender of such Securities to the Paying Agent (except that, if the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest on such Securities to, but excluding, such interest payment date will be paid, on such interest payment date, to the Holder(s) of record of such Securities at the close of business on such record date without any requirement to surrender such Securities to the Paying Agent).

If any Security shall not be fully and duly paid in accordance herewith upon Redemption, the Accreted Value of, and accrued and unpaid interest on, such Security shall, until paid, bear interest at the rate borne by such Security on the principal amount of such Security.

Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Redemption Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Redemption during the continuance of such an acceleration.

3.06	DEPOSIT OF REDEMPTION PRICE.

Prior to 11:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any excess money not required for that purpose.

If the Company complies with the provisions of the preceding paragraph, on after the Redemption Date, the Accreted Value of the Securities or the portions of the Securities called for redemption shall cease to increase.

3.07	SECURITIES REDEEMED IN PART.

Any Security to be submitted for Redemption only in part shall be delivered pursuant to Section 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

3.08	REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

(A) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount, subject to a minimum of $2,000), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than 35 days, nor earlier than 20 days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.08(B), at a price, payable in cash, equal to 101% of the outstanding principal amount at maturity of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;

(b) the principal amount of Securities to be repurchased, which must be in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

(c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.08; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised.

If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.08(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.08(B)(xi).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) No later than 15 Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and issue a press release through a national newswire. For the avoidance of doubt, a Fundamental Change Notice may be sent prior to the consummation of the related Fundamental Change and in such case may be made conditional on the consummation of that Fundamental Change.

Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the date by which the Fundamental Change Repurchase Right must be exercised;

(v) the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

(vi) that the Accreted Value of any Security not tendered or accepted for payment shall continue to increase;

(vii) that the Accreted Value of all Securities accepted for payment pursuant to the Fundamental Change Repurchase Rights shall cease to increase after the Fundamental Change Repurchase Date;

(viii) the name and address of the Paying Agent;

(ix) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(x) that, in order to exercise the Fundamental Change Repurchase Right, the Securities must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

(xi) that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, on such Security to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

(xii) that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

(xiii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the

Securities of such Holder to be so withdrawn, which amount must be in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.08, which amount must be in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof;

(xiv) the CUSIP number or numbers, as the case may be, of the Securities; and

(xv) in the case of a Fundamental Change Notice sent prior to the consummation of a Fundamental Change, that the Fundamental Change Repurchase Right is conditional on the consummation of that Fundamental Change.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

(C) Subject to the provisions of this Section 3.08, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security (together with all necessary endorsements) is surrendered or transferred, by book-entry, to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, on such Security to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

(D) Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any excess money not required for that purpose.

(E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.08 (and subject to Section 3.08(b)), the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

(F) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the Accreted Value of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security.

(G) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(H) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.08 if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.

(I) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

(J) As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred if at any time after the Issue Date any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock of the Company representing more than 50% of the voting power of the Common Stock of the Company;

(ii) the consummation of (A) any recapitalization, reclassification or change, in each case, of the Common Stock (other than changes resulting from a stock split, subdivision, or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Restricted Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Common Stock of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (ii);

(iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(iv) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors); provided, however, that a transaction or transactions described in clause (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Publicly Traded Securities, and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of this Section 3.08); or

(v) a Krystexxa Sale.

Notwithstanding anything to the contrary in this Section 3.08, no Holder shall have a Fundamental Change Repurchase Right as a result of any Restricted Merger or Sale Transaction that is also a Fundamental Change if all requirements of Section 5.01(A) through (C) have been satisfied in respect of such Restricted Merger or Sale Transaction.

3.09	REPURCHASE AT OPTION OF HOLDER UPON AN ASSET SALE.

(A) In the event any Asset Sale shall occur and the Company elects, or is required, pursuant to Section 4.15, to make an offer to repurchase Securities pursuant to this Section 3.09, each Holder of Securities shall, subject to Section 3.09(B), have the right (the “Asset Sale Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount, subject to a minimum of $2,000), on a date selected by the Company (the “Asset Sale Repurchase Date”), which Asset Sale Repurchase Date shall be no later than 35 days, nor earlier than 20 days, after the date the Asset Sale Notice (as defined below) is mailed in accordance with Section 3.09(C), at a price, payable in cash, equal to 100% of the outstanding principal amount at maturity of the Securities (or portions thereof) to be so repurchased (the “Asset Sale Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Asset Sale Repurchase Date, upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Asset Sale Notice, no later than the close of business on the Business Day immediately preceding the Asset Sale Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;

(b) the principal amount of Securities to be repurchased, which must be in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

(c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.09; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Asset Sale Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Asset Sale Repurchase Right is being exercised.

If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Asset Sale Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Asset Sale Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.09(C)(xiii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) Notwithstanding anything to the contrary herein, in connection with a Repurchase Upon Asset Sale, (1) payment by the Company of the outstanding principal amount at maturity of Securities to be repurchased pursuant to this Section 3.09 shall be made by Net Cash Proceeds from one or more Asset Sales in accordance with Section 4.15; (2) in no event shall the Company be required to repurchase Securities pursuant to this Section 3.09 to the extent that the principal amount of the Securities to be repurchased exceeds an amount (the “Maximum Dollar Amount for Repurchase Upon Asset Sale”) equal to the greater of (i) the Required Offer Amount and (ii) any greater amount (which shall not exceed the total Net Cash Proceeds of all Asset Sales theretofore effected) elected by Company; and (2) if the aggregate principal amount of all Securities properly tendered for repurchase pursuant to such Repurchase Upon Asset Sale exceeds such Maximum Dollar Amount for Repurchase Upon Asset Sale as advised to the Trustee in writing, then the Trustee will select, from such Securities so tendered, the Securities to be repurchased pursuant to such Repurchase Upon Asset Sale on a pro rata basis, by lot or any other method the Trustee considers fair or appropriate or is required by the Depositary of the Securities, such that the aggregate principal amount of such selected Securities will be as close as possible to, but not exceeding, such Maximum Dollar Amount for Repurchase Upon Asset Sale; provided, however, that such selection must be made in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(C) At any time after the Asset Sale, but no later than 10 Business Days after the Company becomes obligated, pursuant to Section 4.15, to make an offer to repurchase Securities pursuant to this Section 3.09, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Asset Sale Notice”) of the occurrence of the applicable Asset Sale and the Asset Sale Repurchase Right arising as a result thereof. The Company shall contemporaneously deliver a copy of the Asset Sale Notice to the Trustee and issue a press release through a national newswire.

Each Asset Sale Notice for a Repurchase Upon Asset Sale shall state:

(i) the events causing the Asset Sale;

(ii) the date of such Asset Sale;

(iii) the Asset Sale Repurchase Date;

(iv) the date by which the Asset Sale Repurchase Right must be exercised;

(v) the Asset Sale Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Asset Sale Repurchase Date;

(vi) that the Accreted Value of any Security not tendered or accepted for payment shall continue to increase;

(vii) that the Accreted Value of any Security accepted for payment pursuant to the Repurchase Upon Asset Sale shall cease to increase after the Asset Sale Repurchase Date;

(viii) the applicable Maximum Dollar Amount for Repurchase Upon Asset Sale;

(ix) that if the aggregate principal amount of all Securities properly tendered for repurchase pursuant to such Repurchase Upon Asset sale exceeds such Maximum Dollar Amount for Repurchase Upon Asset Sale, then the Trustee will select, from such Securities so tendered, the Securities to be repurchased pursuant to such Repurchase Upon Asset Sale on a pro rata basis, by lot or any other method the Trustee considers fair or appropriate or is required by the Depositary of the Securities, such that the aggregate principal amount of such selected Securities will be as close as possible to, but not exceeding, such Maximum Dollar Amount for Repurchase Upon Asset Sale; provided, however, that such selection must be made in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof;

(x) the name and address of the Paying Agent;

(xi) a description of the procedures which a Holder must follow to exercise the Asset Sale Repurchase Right;

(xii) that, in order to exercise the Asset Sale Repurchase Right, the Securities must be surrendered for payment of the Asset Sale Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Asset Sale;

(xiii) that, subject to Section 3.09(B), the Asset Sale Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Asset Sale Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Asset Sale Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in Section 3.09(C)(x) above;

(xiv) that, except as otherwise provided herein, on and after such Asset Sale Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Asset Sale), interest on Securities subject to Repurchase Upon Asset Sale will cease to accrue, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Asset Sale;

(xv) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Asset Sale Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Asset Sale Repurchase Date pursuant to a Repurchase Upon Asset Sale, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

(xvi) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Asset Sale Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Asset Sale Notice shall be prepared by the Company.

No failure of the Company to give an Asset Sale Notice shall limit any Holder’s right to exercise an Asset Sale Repurchase Right.

(D) Subject to the provisions of this Section 3.09 (including, without limitation, Section 3.09(B)), the Company shall pay, or cause to be paid, the Asset Sale Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Asset Sale Repurchase Date, with respect to each Security as to which the Asset Sale Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Asset Sale Repurchase Date and the time such Security (together with all necessary endorsements) is surrendered or transferred, by book-entry, to the Paying Agent; provided, however, that if such Asset Sale Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, on such Security to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

(E) Subject to Section 3.09(B), prior to 11:00 A.M., New York City time on an Asset Sale Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Asset Sale Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Asset Sale for all of the Securities that are to be repurchased by the Company on such Asset Sale Repurchase Date pursuant to a Repurchase Upon Asset Sale. The Paying Agent shall return to the Company, as soon as practicable, any excess money not required for that purpose.

(F) Once the Asset Sale Notice and the Purchase Notice have been duly given in accordance with this Section 3.09, the Securities to be repurchased pursuant to a Repurchase Upon Asset Sale shall, on the Asset Sale Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Asset Sale), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

(G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Asset Sale, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security.

(H) Any Security which is to be submitted for Repurchase Upon Asset Sale only in part shall be delivered pursuant to this Section 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Asset Sale.

(I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.09 if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Asset Sale Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Asset Sale during the continuance of such an acceleration.

(J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of an Asset Sale is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

(K) Notwithstanding anything to the contrary in this Section 3.09, no Holder shall have an Asset Sale Repurchase Right as a result of any Restricted Merger or Sale Transaction that is also an Asset Sale if all requirements of Section 5.01(A) through (C) have been satisfied in respect of such Restricted Merger or Sale Transaction.

IV. COVENANTS

4.01	PAYMENT OF SECURITIES.

The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date prior to 11:00 AM New York City time, money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

The Company shall pay, in cash, interest (including post-petition interest in any proceeding under any bankruptcy or insolvency law) on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at a rate equal to 2% per annum in excess of the applicable rate then borne by the Securities.

4.02	MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange or payment. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

4.03	REPORTS.

(A) At any time any Securities bear the Private Placement Legend and when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial holder of such Securities may reasonably request to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities in accordance with Rule 144A, as such rule may be amended from time to time.

(B) The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the Commission’s EDGAR or IDEA system shall be deemed to be filed with the Trustee for purposes of this Section 4.03(B) at the time such documents are filed via the EDGAR or IDEA system. Delivery of the reports and documents described in this Section 4.03(B) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(C) If this Indenture is qualified under the TIA, the Company shall furnish to the Trustee and the Collateral Agent on a semi-annual basis, an Officer’s Certificate stating that (if applicable) all dispositions of Collateral made during the preceding six-month period were made in the ordinary course of business.

4.04	COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within 90 calendar days after the end of each fiscal year of the Company or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, an Officers’ Certificate stating whether or not the signatories to such Officers’ Certificate know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatories do know of any such Default or Event of Default on such date, then such Officers’ Certificate shall describe the Default or Event of Default and its status.

4.05	STAY, EXTENSION AND USURY LAWS.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.06	CORPORATE EXISTENCE.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents of the Company and of each of its Significant Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any of its Subsidiaries, if in the good faith judgment of the Company (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the ability of Holders to be repaid.

4.07	NOTICE OF DEFAULT.

Upon becoming aware of any Default or Event of Default, the Company shall give written notice of such Default or Event of Default within 15 days thereof, and any remedial action proposed to be taken, to the Trustee unless such Default or Event of Default has been cured within the 15-day period.

4.08	PAYMENT OF TAXES.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including, without limitation, withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Restricted Subsidiaries or the properties of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required, pursuant to this Section 4.08, to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is, or will be, contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which adequate reserves, to the extent required under GAAP, have been taken.

4.09	MAINTENANCE OF PROPERTIES AND INSURANCE.

(A) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.09 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Company, desirable in the conduct of the business of Company and its Subsidiaries, taken as a whole.

(B) The Company shall maintain insurance (including, without limitation, appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods, as shall be prudent, in the good faith judgment of the

Company, in each case unless the failure to maintain such insurance would not, in the good faith judgment of the Company, have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Each such policy of insurance shall (i) name Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form to the Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

4.10	[RESERVED].

4.11	LIMITATION ON RESTRICTED PAYMENTS.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment.

Notwithstanding anything to the contrary herein, this Section 4.11 shall not prohibit any of the following:

(i) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption, if such payment would have been permitted on the date of declaration or call for redemption;

(ii) the acquisition of any shares of Qualified Capital Stock of the Company, either (1) solely in exchange for other shares of Qualified Capital Stock of the Company or (2) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from holders of the Company’s Capital Stock within 90 days after such exchange, sale or receipt of such cash capital contribution;

(iii) the acquisition of any Indebtedness of the Company or the Guarantors that is either (i) senior unsecured Indebtedness or Indebtedness secured by a Lien on the Collateral that is junior to the Lien securing the Obligations or (ii) subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee (in each case, a “Subordinated Obligation”), either (1) solely in exchange for shares of Qualified Capital Stock of the Company; or (2) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from holders of the Company’s Capital Stock within 60 days after such sale or receipt of such cash capital contribution;

(iv) an Investment either (1) solely in exchange for shares of Qualified Capital Stock of the Company or (2) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from holders of the Company’s Capital Stock within 90 days after such sale or receipt of such cash capital contribution;

(v) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or of its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including, without limitation, employment agreements) or plans (or amendments thereto) or other arrangements approved by the Board of Directors under which such shares were granted, issued or sold or such other repurchases or acquisitions as may be approved by the Board of Directors; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $500,000; provided further, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key-person life insurance policies received by the Company after the Issue Date;

(vi) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights, if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

(vii) payments of scheduled dividends on Disqualified Capital Stock of any Restricted Subsidiary, the incurrence or issuance of which was permitted by this Indenture;

(viii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company;

(ix) payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the this Indenture; and

(x) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation after a “change of control” in accordance with a provision similar to Section 3.09 (at a purchase price not greater than 101% of the principal amount of the Indebtedness) or an “asset sale” or “event of loss” in accordance with provisions similar to Section 3.08 (at a purchase price not greater than 100% of the principal amount of the Indebtedness), in each case, plus accrued and unpaid interest; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Fundamental Change offer in accordance with Section 3.08 or the Asset Sale offer in accordance with Section 3.09, as the case may be, and has completed the repurchase or redemption of all such notes validly tendered for payment in connection with such offer.

4.12	LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

(A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than:

(i) Affiliate Transactions permitted by Section 4.12(B); and

(ii) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

With respect to Affiliate Transactions (other than those described in Section 4.12(B)) completed in any fiscal quarter of the Company, the Company shall deliver an Officers’ Certificate to the Trustee within 10 Business Days of the end of such fiscal quarter certifying that such transactions are in compliance with Section 4.12(A)(ii) (it being understood that such officer may rely on a third-party expert in arriving at any such determination). All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $500,000 shall be approved by a majority of the members of the Board of Directors (including a majority of the disinterested members thereof), such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5,000,000, then the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions.

(B) Notwithstanding anything to the contrary herein, the restrictions set forth in Section 4.12(A) shall not apply to the following:

(i) loans, advances, fees and compensation (including bonuses) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries as determined in good faith by the Board of Directors or senior management;

(ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Indenture;

(iii) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(iv) Restricted Payments permitted by this Indenture and Permitted Investments of the type described in the definition thereof;

(v) any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company;

(vi) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

(vii) the issuance of Qualified Capital Stock of the Company or receipt of capital contributions from holders of the Company’s Capital Stock.

4.13	LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND THE ISSUANCE OF DISQUALIFIED CAPITAL STOCK OR PREFERRED STOCK.

(A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, including Acquired Indebtedness (other than Permitted Indebtedness).

(B) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations of the Company or such Restricted Subsidiary under (i) in the case of the Company, the Securities and this Indenture or (ii) in the case of such Restricted Subsidiary, its Subsidiary Guarantee and this Indenture, in each case, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Restricted Subsidiary. Unless otherwise expressly set forth in this Indenture, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of such Indebtedness being unsecured, having a junior lien on any collateral (whether by intercreditor agreement, operation of law, or otherwise), lacking a security interest in any assets that secure other Indebtedness, or lacking one or more guarantees granted to other Indebtedness.

(C) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue any Disqualified Capital Stock.

4.14	LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(A) pay dividends or make any other distributions on or in respect of its Capital Stock,

(B) make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company, or

(C) except, in each case, for such encumbrances or restrictions existing under or by reason of:

(1) applicable law, rule or regulation;

(2) this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;

(3) customary non-assignment provisions of any contract governing a leasehold interest of or any lease of any Restricted Subsidiary of the Company;

(4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(8) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein);

(9) restrictions in other Indebtedness incurred in compliance with Section 4.13 (including Permitted Indebtedness), provided that (i) such restrictions, taken as a whole, are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those customary in comparable financings and (ii) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal, premium, if any, or interest, if any, on payments on the Securities or any Guarantor’s ability to honor its Subsidiary Guarantee in respect thereof; or

(10) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above, provided that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect, as determined by the Board of Directors, than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or (6).

4.15	LIMITATION ON ASSET SALES.

(A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale equal to or greater than the Fair Market Value of the assets sold or otherwise disposed of pursuant to such Asset Sale;

(ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash, Cash Equivalents or Designated Non-Cash Consideration and is received at the time of such Asset Sale; provided, however, that the following shall be deemed to be cash for purposes of this Section 4.15(A)(ii): (a) the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of the assets sold or otherwise disposed of pursuant to such Asset Sale and (b) the Fair Market Value of any securities or other assets received by the Company or such Restricted Subsidiary in exchange for such assets, which securities or assets are converted into cash or Cash Equivalents within 180 days after such Asset Sale; and

(iii) the Company applies, or causes such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale or any Net Loss Proceeds from an Event of Loss, as applicable, within 180 days of receipt thereof, either:

(a) to make an investment in property, plant, equipment or other tangible or intangible non-current assets (including any intellectual property or other rights to manufacture and sell pharmaceuticals) that replace the properties and assets that were the subject of such Asset Sale or Event of Loss, as applicable, or that will be used or useful in a Permitted Business (including, without limitation, expenditures for maintenance, repair or improvement of existing properties and assets and research and development costs and expenses), or to make a capital expenditure, or to acquire all of the Capital Stock of a Person engaged in a Permitted Business; provided that to the extent the subject of the Asset Sale or Event of Loss constituted Collateral, the acquired properties and assets shall be pledged as additional Collateral in accordance with and pursuant to the Collateral Documents;

(b) to repay or repurchase Indebtedness secured by the property or assets that were the subject of the Asset Sale or Event of Loss, as applicable, but only to the extent that Indebtedness requires such a repayment or repurchase;

(c) solely with respect to any Asset Sale, to make an offer to repurchase, or to repurchase, Securities pursuant to a Repurchase Upon Asset Sale in accordance with Section 3.09;

(d) solely with respect to any Asset Sale, for any other purpose; provided, however, that the aggregate maximum amount pursuant to which the Company may apply pursuant to this Section 4.15(A)(iii)(d) with respect to all Asset Sales occurring on or after the Issue Date shall not exceed $1,000,000; and

(e) any combination of the foregoing.

For the avoidance of doubt, if the Company shall, in compliance with Section 4.15(A), make an offer to repurchase, with a specified amount of Net Cash Proceeds, Securities pursuant to a Repurchase Upon Asset Sale in accordance with Section 3.09 and if the aggregate Asset Sale Repurchase Price in respect of all Securities tendered for repurchase pursuant to such Repurchase Upon Asset Sale is less than such specified amount of Net Cash Proceeds, then the excess of such specified amount of Net Cash Proceeds over such aggregate Asset Sale Repurchase Price shall be deemed to have been properly applied by the Company pursuant to Section 4.15(A)(iii).

If, on the date that is 181 days after the receipt of Net Cash Proceeds in connection with an Asset Sale or Net Loss Proceeds in connection with an Event of Loss, as applicable, not all of such Net Cash Proceeds or Net Loss Proceeds, as applicable, were applied pursuant to Section 4.15(A)(iii), then such date shall be deemed to be the date that the Company is required, pursuant to Section 4.15(A)(iii), to make an offer to repurchase Securities; and the amount (the “Required Offer Amount”) that the Company is required to offer to repurchase Securities pursuant to Section 3.09 shall be the amount of all Net Cash Proceeds and Net Loss Proceeds, as applicable, in respect of all Asset Sales and Events of Loss occurring before such date, that were not theretofore applied pursuant to Section 4.15(A)(iii).

For the avoidance of doubt, the Company may not apply the Net Cash Proceeds of any Krystexxa Sale for any purpose described in Section 4.15(A)(iii).

4.16	LIMITATION ON LIENS.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit any Liens (other than Permitted Liens) of any kind to secure Indebtedness against or upon any property or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit any Liens (other than Permitted Liens) of any kind to secure Indebtedness against or upon any leasehold interests in real property with respect to which the Company or any of its Restricted Subsidiaries is a tenant or subtenant, provided that no Permitted Lien described in clause (6) of the definition thereof shall be permitted unless the Notes or the applicable Subsidiary Guarantee shall also be secured by such leasehold interests pursuant to a Permitted Lien described in clause (15) of the definition thereof.

At the Company’s request, the Trustee shall, and the Trustee shall instruct and cause the Collateral Agent, to: (i) in connection with the incurrence of Indebtedness and Liens in accordance with and pursuant to clause (2) of the definition of Permitted Indebtedness and clause (21) of the definition of Permitted Liens, enter into one or more intercreditor agreements with the any trustee or collateral trustee or agent for such Credit Facility and Existing Notes (if any) and (ii) in connection with any grant of Liens securing Existing Notes or any Exchange Indebtedness or Refinancing Indebtedness in respect thereof that is permitted hereunder, enter into one or more intercreditor agreements with any trustee or collateral trustee or agent for such Existing Notes or any Exchange Indebtedness or Refinancing Indebtedness in respect thereof and for any Credit Facility, expressly permitting the Liens securing such Existing Notes or any Exchange Indebtedness and Refinancing Indebtedness in respect thereof that are permitted hereunder, and expressly setting forth the scope and relative priorities of the Liens securing the Securities and Obligations in respect thereof, on the one hand, and the junior and subordinated Liens securing Existing Notes or any Exchange Indebtedness or Refinancing Indebtedness in respect thereof, on the other hand.

4.17	CONDUCT OF BUSINESS.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any business that would be material to the Company and its Restricted Subsidiaries taken as a whole, other than a Permitted Business.

4.18	[RESERVED].

4.19	[RESERVED].

4.20	LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property.

4.21	PAYMENTS FOR CONSENTS.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities, the Subsidiary Guarantees or any Collateral Document unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

4.22	[RESERVED].

4.23	[RESERVED].

4.24	ADDITIONAL GUARANTORS TO BECOME PARTY TO COLLATERAL DOCUMENTS.

If any additional Restricted Subsidiary of the Company becomes a Guarantor after the Issue Date, the Company shall notify the Collateral Agent in writing and as soon as practicable, and in any event within 30 days after the date such Subsidiary becomes a Guarantor, the Company shall cause the new Guarantor to execute a joinder to the applicable Collateral Documents and grant a first priority security interest (subject to Permitted Liens) on the Collateral of such Person in favor of the Collateral Agent for the benefit of the Secured Parties. All security interests provided pursuant this Section 4.24 shall be accompanied by such Opinions of Counsel as customarily given by counsel in the relevant jurisdiction. In addition, the Company shall deliver an Officers’ Certificate to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such Collateral in the manner and by the times otherwise required hereunder or under the applicable Collateral Documents.

4.25	NO IMPAIRMENT OF SECURITY INTEREST.

No Obligor shall take any action, or knowingly or negligently omit to take any action, which action or omission could reasonably be expected to have the result of materially impairing the security interest with respect to any material portion of the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, except for actions or omissions that are permitted by, or not in violation of, this Indenture and the Collateral Documents.

4.26	CERTAIN POST-CLOSING OBLIGATIONS.

As promptly as practicable, and in any event within 30 days after the Issue Date, the Obligors shall deliver the documents and take the actions specified on Schedule 1.

V. SUCCESSORS

5.01	WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company, or of the Company and its Restricted Subsidiaries taken as a whole, to, another person (other than the Company or a Guarantor), whether in a single transaction or series of related transactions (it being understood that any Krstyexxa Sale shall be deemed to be such a transaction) (each such transaction or series of related transactions, a “Restricted Merger or Sale Transaction”), unless:

(A) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, transfer, lease, conveyance or disposition is made (1) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia and (2) assumes all the obligations of the Company under (x) the Securities and this Indenture, pursuant to a supplemental indenture reasonably satisfactory in form to the Trustee and (y) the Collateral Documents, by amendment, supplement or other instrument satisfactory in form to the Trustee and the Collateral Agent executed and delivered to the Trustee and the Collateral agent, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to such Person;

(B) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist; and

(C) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, transfer, lease, conveyance or disposition is made would be, on the date of such transaction or series of transactions, after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four Quarter Period, rated at least BB (stable outlook) by S&P, or the equivalent thereof by Moody’s or Kroll.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

Notwithstanding anything herein to the contrary, the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, transfer, lease, conveyance or disposition of any properties or assets by any Subsidiary to any Guarantor, or the consolidation or merger of any Subsidiary with or into any other Guarantor or the Company.

5.02	SUCCESSOR SUBSTITUTED.

Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and its Subsidiaries on a consolidated basis, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate; provided, however, that the predecessor shall not be relieved from the obligation to pay the Accreted Value of the Securities except in the case of a sale of all of the Company’s assets that meets the requirements of Section 5.01 hereof.

VI. DEFAULTS AND REMEDIES

6.01	EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(i) the Company fails to pay the Accreted Value of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change, on an Asset Sale Repurchase Date with respect to a Repurchase Upon Asset Sale or otherwise;

(ii) the Company fails to pay an installment of interest on any Security when due, if such failure continues for 30 days after the date when due;

(iii) the Company fails to timely provide a Fundamental Change Notice or Asset Sale Notice, as required by the provisions of this Indenture, if such failure continues for 30 days;

(iv) the Company or any Guarantor fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(v) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, on Indebtedness for money borrowed, in the aggregate principal amount then outstanding of $2,500,000 or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(vi) the Company or any of its Subsidiaries fails to pay final judgments, the aggregate uninsured portion of which is at least $2,500,000, and such judgments are not paid or discharged within 60 days;

(vii) any Lien or security interest created by any Collateral Document with respect to Collateral in excess of $2,500,000 ceases to be in full force and effect (except (i) as permitted by the terms of this Indenture or the Collateral Documents or (ii) as a result of the release of a Guarantor or the sale or other disposition of the applicable Collateral in a transaction permitted hereunder or under the Collateral Documents);

(viii) except as permitted by this Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(ix) the Company or any of its Significant Subsidiaries or any group of the Company’s Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries or any group of the Company’s Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of the Company’s Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of the Company’s Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of the Company’s Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of the Company’s Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(x), the order or decree remains unstayed and in effect for at least 90 consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (iv) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within 60 days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

6.02	ACCELERATION.

If an Event of Default (excluding an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company (but including an Event of Default specified in Section 6.01(ix) or (x) solely with respect to a Significant Subsidiary of the Company or any group of the Company’s Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the Accreted Value of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(ix) or (x) solely with respect to a Significant Subsidiary of the Company or any group of the Company’s Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the Accreted Value of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

6.03	OTHER REMEDIES.

Notwithstanding anything herein to the contrary, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture and may also direct the Collateral Agent to pursue any available remedy or exercise any rights the Collateral Agent has pursuant to the Pledge and Security Agreement, other Collateral Documents, or applicable law.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04	WAIVER OF PAST DEFAULTS.

Subject to Sections 6.07 and 11.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the Accreted Value of, or premium, if any, or interest on, any Security, or in the payment of the applicable redemption price, the Fundamental Change Repurchase Price or the Asset Sale Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Redemption, Repurchase Upon Fundamental Change or Repurchase Upon Asset Sale) or (B) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. If this Indenture is qualified under the TIA, this Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and, as permitted by the TIA, TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

6.05	CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. If this Indenture is qualified under the TIA, this Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and, as permitted by the TIA, TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture.

6.06	LIMITATION ON SUITS.

Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of indemnity; and

(v) during such 60 day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07	RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

6.08	COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, advisors and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may be a member of a creditor’s or other similar committee.

6.10	PRIORITIES.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money or other property in the following order:

First:	to the Trustee for amounts due under Section 7.07 and the Collateral Agent pursuant to the Collateral Documents;

Second:	to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10. At least 15 days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

6.11	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

VII. TRUSTEE

7.01	DUTIES OF TRUSTEE.

(A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) in no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 or any direction provided by the Company in accordance with the terms of the Indenture; and

(iv) this paragraph does not limit the effect of Section 7.01(B).

(D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02	RIGHTS OF TRUSTEE.

(A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(B) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel at the expense of the Company. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D) The Trustee may consult with counsel at the expense of the Company, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (I) any Default or Event of Default occurring pursuant to Sections 6.01(i) or (ii) or (II) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

(H) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under any related document, and each agent, custodian and other Person employed to act hereunder.

(J) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(K) Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty.

(L) The Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control.

(M) No provision of this Indenture or any Collateral Document shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Collateral Document or to take or omit to take any action under this Indenture or under any Collateral Document or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(N) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer, exchange, redemption or repurchase complies with the registration provisions of or exemptions from the Securities Act, Exchange Act, applicable state securities laws or other applicable law.

(O) To the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Agent, the Warrant Agent and the Trustee in any other capacities under or related to this Indenture acting pursuant to the Collateral Documents.

7.03	INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

7.04	TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication, or for any calculations required hereunder or for the content of any notices prepared by the Company.

7.05	NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after the Trustee has received notice or has actual knowledge thereof unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the interests of Holders.

7.06	REPORTS BY TRUSTEE TO HOLDERS.

If this Indenture is qualified by the TIA, within 60 days after each March 15 subsequent thereto, the Trustee shall mail to each Security holder if required by TIA § 313(a) a brief report dated as of such May 15 that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

7.07	COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee (and any other capacities that it serves in connection herewith, including without limitation, as Collateral Agent and as warrant agent with respect to the Warrants) from time to time such compensation for its services as shall be agreed upon in writing and for any reasonable extraordinary expenses it incurs. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents, advisors and counsel.

The Company shall indemnify and hold harmless the Trustee and its affiliates, directors, agents, officers and employees against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and any document or transaction entered into in connection herewith or in furtherance thereof or in any other capacity hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder.

The Company need not pay for any settlement made without its consent (such consent not to be unreasonably withheld). The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided that failure to provide any such notice shall not limit the Company’s obligations under this Section 7.07. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The Company shall pay all amounts owing to the Trustee (including without limitation in its capacity as Collateral Agent and as warrant agent with respect to the Warrants) pursuant to the Collateral Documents.

The obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

7.08	REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company in writing 30 Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

7.09	SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

7.10	ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, which Trustee (A) is authorized under such laws to exercise corporate trustee power, (B) is subject to supervision or examination by federal or state authorities and (C) has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

7.11	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

VIII. SUBSIDIARY GUARANTEES

8.01	SUBSIDIARY GUARANTEES.

(A) The Securities shall be guaranteed by each of the Guarantors (each such guarantee, a “Subsidiary Guarantee”) in accordance with the provisions of this Article VIII. Any guarantors of any Credit Facility or any Existing Notes (or of any Exchange Indebtedness or Refinancing Indebtedness in respect thereof) shall all be Guarantors of the Securities.

(B) Subject to this Article VIII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of the Securities and the Trustee and Collateral Agent: (i) that the Accreted Value of, and interest on, the Securities will be promptly paid in full when due, whether at the Maturity Date, the Redemption Date, the Fundamental Change Repurchase Date, Asset Sale Repurchase Date or other due date, and interest on the overdue Accreted Value of and interest and premium, if any, on the Securities, if any, if lawful, and that all other obligations of the Company to the Holders or the Trustee or Collateral Agent hereunder or under the Collateral Documents will be promptly paid in full or performed, all in accordance with the terms of this Indenture; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity

Date, the Redemption Date, the Fundamental Change Repurchase Date, the Asset Sale Repurchase Date or other due date. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(C) Subject to this Article VIII, the Guarantors hereby, jointly and severally, agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or of the Securities, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in this Indenture and the Securities.

(D) If any Holder or the Trustee or Collateral Agent is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors any amount paid by any of the foregoing to such Holder or the Trustee or Collateral Agent, then each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(E) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee or Collateral Agent or the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee or Collateral Agent, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantees.

(F) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees. The provisions of this Section 8.01(F) shall in no respect limit the obligations and liabilities of each Guarantor to the Secured Parties and the Holders and each Guarantor shall remain liable to the Secured Parties and the Holders for the full amount guaranteed by such Guarantor hereunder.

8.02	GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

No Guarantor shall consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to another person, whether in a single transaction or series of related transactions, unless:

(A) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and

(B) subject to Section 8.03, the surviving person (if not such Guarantor) or the person acquiring such property or assets assumes all the obligations of such Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form satisfactory to the Trustee.

Subject to Section 8.03, if there shall occur any such consolidation, merger, sale, transfer, lease, conveyance or disposition with respect to a Guarantor, then, upon the assumption by the successor person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor person shall succeed to and be substituted for such Guarantor with the same effect as if such successor person had been named in this Indenture as a Guarantor. Each Subsidiary Guarantee so issued shall in all respects have the same legal rank and benefit under this Indenture and the Securities as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as provided in Article V, and notwithstanding Section 8.02(A) and Section 8.02(B), nothing contained in this Indenture or in any of the Securities shall prevent any sale, transfer, lease, conveyance or disposition of all or substantially all of the property or assets of a Guarantor to the Company or another Guarantor or prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor.

The Company shall deliver to the Trustee prior to the consummation of the foregoing transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

8.03	RELEASE OF SUBSIDIARY GUARANTEES.

The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of such Guarantor:

(A) in connection with any sale, transfer, lease, conveyance or disposition of all or substantially all of the property or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company otherwise permitted by this Indenture;

(B) in connection with any sale of a majority of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company otherwise permitted by this Indenture; or

(C) if the Company’s obligations under this Indenture and the Securities are discharged in accordance with the terms thereof.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested in order to evidence the release of the Guarantor from its obligations under its Subsidiary Guarantee.

8.04	FRAUDULENT CONVEYANCES.

Each Guarantor, and, by its acceptance of any Security, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

8.05	ADDITIONAL SUBSIDIARY GUARANTEES.

If, after the Issue Date, a Person who was not theretofore a wholly owned Restricted Subsidiary of the Company becomes a wholly owned Restricted Subsidiary of the Company, then such Person shall, within 15 days after the end of the fiscal quarter in which such Person becomes a Guarantor, execute a supplemental indenture substantially in the form of Exhibit F giving effect to such Subsidiary Guarantee, and deliver an Opinion of Counsel stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

8.06	EXECUTION AND DELIVERY OF GUARANTY.

The execution by each Guarantor of this Indenture (or a supplemental indenture) evidences the Subsidiary Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

IX. SECURITY

9.01	COLLATERAL DOCUMENTS.

(a) The Trustee shall initially act as Collateral Agent. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Collateral Document, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it and to the Trustee under this Indenture (in addition to those that may be granted to it under the terms of any Collateral Document or such other agreement or agreements).

(b) In order to secure the due and punctual payment of the Accreted Value of and interest and premium, if any, on the Securities, the Obligors have entered or will enter into the Collateral Documents to create security interests in the Collateral on a first priority basis (subject to Permitted Liens) in accordance with the terms hereof of the Collateral Documents. In the event of a conflict between the terms of this Indenture and the Collateral Documents, the Indenture shall control.

The Company shall deliver to the Collateral Agent copies of all the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall use its commercially reasonable efforts to take any and all actions required to cause the Collateral Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms hereof and of the Collateral Documents), in favor of the Collateral Agent for the benefit of the Secured Parties.

The Company shall use its commercially reasonable efforts to make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) and take all other actions as are necessary or required by the Collateral Documents to maintain (at the sole cost and expense of the Company) the security interest created by the Collateral Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected or maintained hereunder or under the Collateral Documents) as a perfected security interest with the priority set forth in the Collateral Documents.

(c) Each Holder, by accepting such Security, agrees to all of the terms and provisions of the Collateral Documents, the execution and delivery of each such Collateral Document by the Trustee and by the Collateral Agent (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

9.02	OPINIONS OF COUNSEL.

The Company shall furnish to the Trustee and the Collateral Agent:

(a) at the time when this Indenture is qualified under the TIA, Opinion(s) of Counsel to the effect that, in the opinion of such counsel, this Indenture and the grant of a Security Interest in the Collateral intended to be made by each Collateral Document and all other instruments of further assurance or assignment have been properly recorded and filed to the extent necessary to perfect the security interests created by each such Collateral Document;

(b) following qualification of this Indenture under the TIA, within 30 days after February 1 in each year, Opinion(s) of Counsel, dated as of such date, either (1) to the effect that in the opinion of such counsel, such action has been taken with respect to the recordings, filings, re-recordings, and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the security interests of each of the Collateral Documents or (2) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such security interests.

9.03	APPLICATION OF PROCEEDS OF COLLATERAL.

Subject to the terms of the Pledge and Security Agreement and any other Collateral Documents, upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with Section 6.10 hereof.

9.04	ADDITIONAL COLLATERAL.

(A) Within 60 days following the end of each fiscal quarter, commencing with June 30, 2012, the Company shall (i) notify the Collateral Agent in writing, at the sole cost and expense of the Company, if any Obligor acquires any assets with a Fair Market Value individually in excess of $500,000 that would constitute Collateral (other than real property, which shall be the subject of Section 9.04(B)) that are not otherwise automatically subject to a perfected security interest under the Collateral Documents and (ii) to the extent applicable, shall within 60 days of delivery of the notice specified in the foregoing clause (i), and to the extent required hereunder and under the Collateral Documents, execute and deliver to the Collateral Agent such security agreement supplements and other documentation (in form and scope, and covering such additional Collateral on terms consistent with the Pledge and Security Agreement and other Collateral Documents in effect on the Issue Date, and take such additional actions as are necessary to create and fully perfect (except to the extent perfection is not required hereunder or thereunder)) in favor of the Collateral Agent for the benefit of the Secured Parties a valid and enforceable security interest in such Collateral, which shall be free of any other Liens except for Permitted Liens. Any security interest provided pursuant this Section 9.04(A) shall be accompanied by such Opinions of Counsel to the Company as customarily given by counsel in the relevant jurisdiction.

(B) If the Company or any Guarantor (i) owns, on the Issue Date, any fee interest in any land and the related improvements (including fixtures) thereon with a Fair Market Value that exceeds $2,500,000 or (ii) acquires, after the Issue Date, any fee interest in any land and the related improvements (including fixtures) thereon with a Fair Market Value that exceeds $2,500,000 (such interests in clause (i) and (ii) above, the “Premises”), then within 90 days of the Issue Date or the date of acquisition of such land and related improvements, as applicable, to the extent such property does not constitute Excluded Assets:

(i) the Company or such Guarantor shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, each dated as of the Issue Date, the date of acquisition of such Premises or such later date specified above, as the case may be, duly executed by the

Company or the applicable Guarantor, together with related Opinions of Counsel and evidence of the completion of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(ii) the Company or such Guarantor shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Parties, in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens; and

(iii) the Company or such Guarantor shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey; or (ii) an affidavit or indemnity from the Company or the applicable Guarantor, as the case may be, stating that to its knowledge, there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company’s or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises and in each case, in form sufficient for the title insurer issuing the title policy to remove the standard survey exception from such policy and provide survey coverage to such policy.

Notwithstanding anything herein to the contrary, the Trustee makes no representation as to the validity, adequacy or sufficiency of the documents listed in clauses (i), (ii) or (iii) of this Section 9.04(B) and assumes no responsibility for their correctness. For the avoidance of doubt, the Company and any Guarantor shall take all necessary steps to grant a (x) senior Lien in favor of the Collateral Trustee on all assets that are or become collateral for any Existing Notes (in respect of which, such Liens shall be expressly subordinated to the senior Lien in favor of the Collateral Trustee securing the Obligations under this Indenture), and on all assets that are or become collateral for any Credit Facility described in clause (2) of “Permitted Indebtedness” that are not used in calculating Borrowing Base and (y) a junior Lien in favor of the Collateral Trustee on all assets that are or become collateral for any Credit Facility described in clause (2) of “Permitted Indebtedness” that are used in calculating Borrowing Base, or in each case of (x) and (y), any Exchange Indebtedness or Refinancing Indebtedness in respect thereof, and pursuant to one or more intercreditor agreements in accordance with Section 4.16.

9.05	RELEASE OF COLLATERAL.

(a) The Collateral Agent’s Liens upon the Collateral will no longer secure the Securities and Guarantees thereof outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Securities and such Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be automatically discharged without further action by the Trustee, the Collateral Agent or any other Person:

(1) in part, as to all property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2) in whole, upon:

(A) payment in full of the Accreted Value of, accrued and unpaid interest and premium, if any, on the Securities, any payment of all other Obligations hereunder or under any Collateral Documents; or

(B) satisfaction and discharge of this Indenture as set forth in Article X hereof; or

(C) legal defeasance or covenant defeasance of this Indenture as set forth in Article X hereof;

(3) in part, as to any property that (A) is sold, transferred or otherwise disposed of by the Company or one of its Restricted Subsidiaries in a transaction not prohibited by this Indenture, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of or (B) is owned or at any time acquired by a Guarantor that has been released from its Guarantee of the Securities, concurrently with the release of such Guarantee;

(4) in part, as to any property that constitutes all or substantially all of the Collateral securing the Securities Obligations, with the consent of Holders of 75% in aggregate principal amount of the Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities); or

(5) in part, as to any property that constitutes less than substantially all of the Collateral securing the Securities Obligations, with the consent of Holders of a majority in aggregate principal amount of the Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities).

(b) To the extent applicable and where necessary to comply with §314(c) of the TIA, the Company and each Guarantor will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents and this Indenture:

(A) an Officers’ Certificate requesting such release;

(B) an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with;

(C) where applicable, a certificate or opinion of an accountant verifying such conditions precedent that are subject to verification by an accountant; and

(D) a form of such release (which release shall be in form reasonably satisfactory to the Trustee and shall provide that the requested release is without recourse or warranty to the Trustee).

Upon compliance by the Company or the Guarantors, as the case may be, with the conditions precedent set forth above, and upon delivery by the Company or such Guarantor to the Trustee of an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Collateral Agent shall promptly execute and deliver such documents as are provided to the Trustee or the Collateral Agent to cause to be released and reconveyed to the Company, or the Guarantors, as the case may be, the released Collateral.

(c) The release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture, the Collateral Documents or upon the termination of this Indenture.

9.06	SUITS TO PROTECT THE COLLATERAL.

Subject to the provisions of the Collateral Documents and without limiting the obligations of the Company to protect the security interest of the Collateral Agent in the Collateral, the Trustee shall have the authority (but not the obligation) to direct the Collateral Agent to institute and to maintain such suits and proceedings as to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings to preserve or protect its interests and the interests of any Holder in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens or be prejudicial to the interests of the Holders).

9.07	CERTAIN TIA REQUIREMENTS.

Following the qualification of this Indenture under the TIA, to the extent applicable, and in addition to any other requirements under this Indenture, the Company will cause §313(b) of the TIA (relating to reports) and §314(d) of the TIA (relating to the release of property or securities from the Liens or relating to the substitution for such Liens of any property or securities to be subjected to the Liens) to be complied with and will furnish to the Trustee, prior to each proposed release of Collateral pursuant to this Indenture and the Collateral Documents, all documents required by §314(d) of the TIA.

9.08	USE OF COLLATERAL.

Subject to the terms of this Indenture and the Collateral Documents, the Company and each Guarantor shall have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

X. DISCHARGE AND DEFEASANCE OF INDENTURE

10.01	LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

(A) The Company may, at its option and at any time, elect to have either Section 10.01(B) or Section 10.01(C) apply to the outstanding Securities upon compliance with the applicable conditions set forth in Section 10.01(D).

(B) Upon the Company’s exercise under Section 10.01(A) of the option applicable to this Section 10.01(B), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Securities on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be outstanding only for the purposes of the Sections and matters under this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the Trust Fund described in Section 10.01(D) and as more fully set forth in Section 10.01(D) payments in respect of the Accreted Value of, and premium, if any, interest on such Securities when such payments are due and (ii) Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.15, 2.16, 2.17, 3.05, 3.06, 4.01, 4.2, 4.05, 7.07, 7.08 and 9.01(a) and Article X. The Company may exercise its option under this Section 10.01(B) notwithstanding the prior exercise of its option under Section 10.01(C) below with respect to the Securities.

(C) Upon the Company’s exercise, under Section 10.01(A) of the option applicable to this Section 10.01(C), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Section 5.01(C), Section 4.03 and Sections 4.08 through 4.27, inclusive, with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (a “Covenant Defeasance”), and the Securities shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(D) The following shall be the conditions to application of either Section 10.01(B) or Section 10.01(C) to the outstanding Securities:

(i) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof (collectively, the “Trust Funds”), in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value of, and premium, if any, and interest on the outstanding Securities on the stated dates for payment or Redemption, as the case may be;

(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that the Holders and beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel that the Holders and beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to Section 10.01(D)(i) (except such Default or Event of Default resulting the borrowing of funds required to effect such deposit);

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(vii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with; and

(viii) the Trustee shall have received all compensation due to it in all capacities hereunder or in any related document.

10.02	TERMINATION OF THE OBLIGATIONS OF THE COMPANY; SATISFACTION AND DISCHARGE.

This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Redemption, Repurchase Upon Asset Sale or Repurchase Upon Fundamental Change, or will become due and payable at maturity within one year or will be redeemed within one year on terms reasonably acceptable to the Trustee and in any case the Company has irrevocably deposited with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Trust Funds in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value of, and premium, if any, and interest on the outstanding Securities on the stated dates for payment or Redemption, as the case may be, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) on the Maturity Date or a Redemption Date, Asset Sale Repurchase Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company has paid to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture (other than as a result of the borrowing to fund such deposit) or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.15, 2.16, 2.17, 4.01, 4.02, 4.05, 7.07, 7.08 and 9.01(a) and Article X and shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding. Thereafter the Company’s obligations in Sections 7.07 and 7.08 and Article X shall survive.

10.03	APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust all money deposited with it pursuant to Section 10.02 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

10.04	REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. Subject to any applicable abandonment laws, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the Accreted Value of, premium, if any, or any accrued and unpaid interest on, the notes that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

10.05	REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 10.01, 10.02 and 10.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 10.01, 10.02 and 10.03; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

XI. AMENDMENTS

11.01	WITHOUT CONSENT OF HOLDERS.

The Company and the Guarantors, and the Trustee and the Collateral Agent, if applicable, may amend or supplement this Indenture, the Securities or the Collateral Documents without notice to or the consent of any Securityholder:

(i) to comply with Section 5.01;

(ii) to provide additional security for the obligations of the Company in respect of the Securities;

(iii) to comply with Section 8.05 or Section 9.04;

(iv) to make such changes as are necessary in connection with any addition or release of Collateral permitted under this Indenture or the Collateral Documents;

(v) to release a Guarantor as permitted under this Indenture;

(vi) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

(vii) to cure any ambiguity, defect, omission or inconsistency in this Indenture, the Securities or the Collateral Documents; and

(viii) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Promptly after an amendment, supplement or waiver under this Section 11.01 becomes effective, the Company shall mail, or cause to be mailed, to the Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

11.02	WITH CONSENT OF HOLDERS.

The Company, and the Guarantors, and the Trustee and Collateral Agent, if applicable, may amend or supplement this Indenture, the Securities or Collateral Documents without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture, the Collateral Documents or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(i) change the stated maturity of the principal of, or the payment date of any installment of interest on or accrual date of Accreted Value with respect to, any Security;

(ii) reduce the principal amount at maturity of, or any premium, interest on, any Security, or amend or modify the calculation of Accreted Value so as to reduce the amount of Accreted Value of any Security;

(iii) change the place, manner or currency of payment of principal or Accreted Value of, or any premium, interest on, any Security;

(iv) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(v) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to repurchase Securities once the obligation to repurchase has occurred;

(vi) modify the provisions of Section 2.19 in a manner adverse to Holders;

(vii) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(viii) release any Guarantor from any of its obligations under its Subsidiary Guarantee, this Indenture or the Securities, otherwise than in accordance with the terms of this Indenture;

(ix) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

(x) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

In addition, without the consent of the Holders of at least 75% of the aggregate principal amount of the outstanding Securities, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not permit the release of all or substantially all of the Collateral, other than in accordance with the terms of the Collateral Documents or this Indenture.

Promptly after an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

11.03	COMPLIANCE WITH TRUST INDENTURE ACT.

If this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

11.04	REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every subsequent Holder.

11.05	NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and, upon receipt of a Company Order, the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new security shall not affect the validity of such amendment.

11.06	TRUSTEE PROTECTED.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article XI; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article XI that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and that all conditions precedent thereto have been satisfied.

XII. MISCELLANEOUS

12.01	TRUST INDENTURE ACT MAY CONTROL.

As of the Issue Date, this Indenture is not qualified under the TIA. If this Indenture becomes qualified under the TIA, then, during the period this Indenture is so qualified, if any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

12.02	NOTICES.

Any notice or communication will be deemed if given in writing (i) when delivered in person or when sent by telecopy or electronic mail, (ii) five days after mailing if mailed by first-class mail, (iii) the next Business Day when sent by next day express delivery to the other party’s address stated in this Section 12.02. The Company, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar or in any other manner that is in accordance with the procedures of the Depositary. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Securities Agent at the same time.

Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice, demand, request, authorization, directive, comment, waiver or the like to the Trustee shall be in writing.

The Company’s address is:

Savient Pharmaceuticals, Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816

Attn: Philip K. Yachmetz

Fax: (732) 565-4855

The Trustee’s address is:

U.S. Bank National Association

21 South Street, 3rd Floor

Morristown, NJ 07960

Attn: Rick Barnes, Vice President

Fax: (973) 682-4540

E-mail: Rick.Barnes@usbank.com

The Collateral Agent’s address is:

U.S. Bank National Association

21 South Street, 3rd Floor

Morristown, NJ 07960

Attn: Rick Barnes, Vice President

Fax: (973) 682-4540

E-mail: Rick.Barnes@usbank.com

12.03	COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

If this Indenture is qualified under the TIA, (a) Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities and (b) the Company, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA § 312(c).

12.04	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (upon which the Trustee may rely):

(i) an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

12.05	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

12.06	RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

12.07	LEGAL HOLIDAYS.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

A “Business Day” is a day other than a Legal Holiday.

12.08	DUPLICATE ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

12.09	GOVERNING LAW.

The internal laws of the State of New York shall govern this Indenture, including the Subsidiary Guarantor, and the Securities.

12.10	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

12.11	SUCCESSORS.

All agreements of the Company or any Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

12.12	SEPARABILITY.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

12.13	TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

12.14	CALCULATIONS IN RESPECT OF THE SECURITIES.

In computing any amounts under this Indenture: (a) to the extent relevant, the Company shall use audited financial statements of the Company, its Subsidiaries, any Person that would become a Subsidiary in connection with the transaction that requires the computation and any Person from which the Company or a Subsidiary has acquired an operating business, or is acquiring an operating business in connection with the transaction that requires the computation (each such Person whose financial statements are relevant in computing any particular amount, a “Relevant Person”) for the period or portions of the period to which the computation relates for which audited financial statements are available on the date of computation and unaudited financial statements and other current financial data based on the books and records of the Relevant Person or Relevant Persons, as the case may be, to the extent audited financial statements for the period or any portion of the period to which the computation relates are not available on the date of computation; and (b) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of any Relevant Person that are available on the date of the computation.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

Savient Pharmaceuticals, Inc.

By:	/s/ PHILIP K. YACHMETZ
Name: Philip K. Yachmetz
Title: Senior Vice President, General Counsel & Secretary

Savient Pharma Holdings, Inc., as Guarantor

By:	/s/ PHILIP K. YACHMETZ
Name: Philip K. Yachmetz
Title: Senior Vice President & General Counsel

Savient Pharma Ireland Limited, as Guarantor

By:	/s/ PHILIP K. YACHMETZ
Name: Philip K. Yachmetz
Title: Senior Vice President, Legal & Compliance & Company Secretary, and Director

U.S. Bank National Association, as Trustee

By:	/s/ RICK BARNES
Name: Rick Barnes
Title: Vice President

Schedule I

EXHIBIT A

[Face of Security]

SAVIENT PHARMACEUTICALS, INC.

[INSERT ORIGINAL ISSUE DISCOUNT LEGEND AND, AS REQUIRED, PRIVATE

PLACEMENT LEGEND, GLOBAL SECURITY LEGEND AND UNIT LEGEND]

SAVIENT PHARMACEUTICALS, INC.

Senior Secured Discount Note due 2019

Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of up to one hundred seventy million nine hundred forty one thousand dollars ($170,941,000) (as such amount may be increased or decreased on Schedule A) on May 9, 2019 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: May 9 and November 9, with the first payment to be made on November 9 2012.

Record Dates: May 1 and November 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, Savient Pharmaceuticals, Inc. has caused this instrument to be duly signed.

Dated: May 9, 2012

Savient Pharmaceuticals, Inc.

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
Name:
Title:

[REVERSE OF SECURITY]

SAVIENT PHARMACEUTICALS, INC.

Senior Secured Discount Note due 2019

1. Interest. Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount at maturity of this Security at the rate per annum equal to (x) on and prior to May 9, 2015, 3.000% and (y) after May 9, 2015 (the “Last Semi-Annual Accretion Date”), at a rate of 12.000%, in each case, plus, if applicable, interest on defaulted interest as provided in Sections 2.12 and 4.01 of the Indenture referred to below. The Accreted Value of this Security will increase between the Issue Date and the Last Semi-Annual Accretion Date as set forth in the definition of Accreted Value in the Indenture. The Company will pay interest, payable semi-annually in arrears, on May 9 and November 9 of each year, with the first payment to be made on November 9, 2012. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from, and including, May 9, 2012, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest and Accreted Value will be computed on the basis of a 360-day year of twelve 30-day months.

2. Maturity. The Securities will mature on May 9, 2019.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, applicable redemption price, Asset Sale Repurchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Repurchase Upon Asset Sale or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; and (B) in the case of a Security that is held, other than global form, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of May 9, 2012 (the “Indenture”), between the Company the Guarantors party thereto from time to time and the Trustee. To the extent any of the terms of this Security conflict with the provisions of the Indenture, the provisions of the Indenture shall govern. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will govern. The Securities are general senior obligations of the Company limited to $170,941,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. Redemption. At any time prior to May 9, 2015, the Issuer may, at its option, redeem all or a part of the Securities, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the outstanding aggregate principal amount at maturity of the Securities redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and accrued and unpaid interest to the Redemption Date.

At any time prior to May 9, 2015, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Securities issued by it at a redemption price equal to the Equity Offering Redemption Price of such Securities, plus accrued and unpaid interest on such Securities to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of the Securities originally issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

On and after May 9, 2015, the Company, at its option, may redeem Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Securities at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of the outstanding aggregate principal amount at maturity of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 9 of each of the years indicated below:

Year	Percentage
2015	106.000%
2016	103.000%
2017 and thereafter	100.000%

7. Notice of Redemption. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities pursuant to the terms set forth in the Indenture.

9. Repurchase at Option of Holder Upon Certain Asset Sales. Subject to the terms and conditions of the Indenture, if any Asset Sale shall occur, the Company may elect, or be required, pursuant to Section 3.09 of the Indenture, to make an offer to repurchase Securities at a price, payable in cash, equal to 100% of the outstanding principal amount at maturity of the Securities (or portions thereof) to be so repurchased (the “Asset Sale Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Asset Sale Repurchase Date.

10. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of 15 days before selecting, pursuant to Section 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

11. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

12. Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company, or of the Company and its Restricted Subsidiaries taken as a whole, to, another person, whether in a single transaction or series of related transactions, unless the conditions of Section 5.01 of the Indenture are satisfied.

13. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder as set forth in the Indenture.

14. Subsidiary Guarantees. Obligations of the Company under the Indenture and the Securities will be guaranteed by certain of the Company’s Subsidiaries as provided in Article VIII of the Indenture.

15. Security. Obligations of the Company and the Guarantors under the Indenture and the Securities will be secured as provided in Article IX.

16. Defaults and Remedies. The Indenture contains provisions governing the rights and remedies of Holders upon an Event of Default.

17. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

21. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Savient Pharmaceuticals, Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816

Attention: General Counsel

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

________________________________________

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature

Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1) ☐	to the Company or any Subsidiary thereof, or

(2) ☐	to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3) ☐	pursuant to, and in compliance with, an exemption from registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(4) ☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an “affiliate” of the Company (an “Affiliate”) as defined in Rule 144 under the Securities Act of 1933, as amended:

☐ The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (4) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

PURCHASE NOTICE

Certificate No. of Security: 1

If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box: ☐

If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.08 or Section 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000, subject to a minimum of $2,000)

Date:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Note Custodian

[1]	This is included in Global Securities only.

EXHIBIT B-1

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

[(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND]a

[(3)] AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

9.	TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

10.	OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S,

11.	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

12.	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

13.	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[a]	To be included in Rule 144A Note only.

B-1-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. [ADD IN UNITS CERTIFICATE: AND THE WARRANT AGREEMENT].

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

B-2-1

EXHIBIT B-3

FORM OF ORIGINAL ISSUE DISCOUNT LEGEND

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER AT ONE TOWER CENTER, 14TH FLOOR, EAST BRUNSWICK, NEW JERSEY, 08816, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY ON THE SECURITY.

B-3-1

EXHIBIT B-4

FORM OF UNIT LEGEND

At all times prior to the Separation Date, each Security shall bear a legend in substantially the following form (the “Unit Legend”):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE SENIOR SECURED DISCOUNT NOTES DUE 2019 (THE “NOTES”) OF THE COMPANY AND 23.4 WARRANTS TO PURCHASE ONE SHARE, PAR VALUE $0.01 PER SHARE, OF THE COMPANY.

PRIOR TO THE DATE WHICH IS 180 DAYS AFTER THE ISSUANCE OF THE UNITS, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

B-4-1

EXHIBIT C-1

Form of Transferor Certificate in Connection with

Transfers Pursuant to Regulation S

Savient Pharmaceuticals, Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816

Attn: General Counsel

U.S. Bank National Association

21 South Street, 3rd Floor

Morristown, NJ 07960

Attn: Rick Barnes

Re:	Savient Pharmaceuticals, Inc. (the “Company”) Senior Secured Discount Notes due 2019 (the “Securities”)

Ladies and Gentlemen:

In connection with the undersigned’s proposed sale of Securities (the “Proposed Sale”), the undersigned hereby confirms that:

1. The offer of the Securities was not made to a person in the United States.

2. Either (1) at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on the undersigned’s behalf reasonably believes that the buyer was outside the United States or (2) the Proposed Sale is to be executed in, on or through the facilities of a “designated offshore securities market” (within the meaning of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”)) and neither the undersigned nor any person acting on the undersigned’s behalf knows that the transaction has been pre-arranged with a buyer in the United States.

3. The offer and sale is not specifically targeted at identifiable groups of U.S. citizens abroad.

4. No “directed selling efforts” (within the meaning of Regulation S under the Securities Act) were or will be made in the United States by the undersigned, an affiliate of the undersigned or any person acting on their behalf.

5. The Proposed Sale is not part of a plan or scheme to evade the registration requirements of the Securities Act.

6. If the undersigned is an affiliate of the Company or a distributor of the Securities solely by virtue of being an officer or director thereof, then the undersigned confirms that no selling concession, fee or other remuneration has been or will be paid in connection with the Proposed Sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

7. If the Proposed Sale is made before the “distribution compliance period” (as defined in Regulation S under the Securities Act) has ended, and if the undersigned is a dealer or a person receiving a selling concession, fee or other remuneration in respect of the securities offered or resold, then the undersigned represents that (1) neither the undersigned nor any person acting on the undersigned’s behalf

C-1-1

knows that the offeree or buyer of the securities is a “U.S. person” (as defined in Regulation S under the Securities Act) and (2) if the undersigned or any person acting on the undersigned’s behalf knows that the purchaser is a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, then the undersigned or a person acting on the undersigned’s behalf has sent or will send to the purchaser a confirmation or other notice meeting the requirements of Rule 904(b)(2)(ii) of Regulation S under the Securities Act.

8. The undersigned is not a “distributor” (as defined in Regulation S under the Securities Act) or an affiliate of a distributor or of the Company (except solely by virtue of being an officer or director thereof) and is not acting on behalf of any of the foregoing or of the Company.

You, the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Name:
Title:

C-1-2

EXHIBIT C-2

Form of Transferee Certificate in Connection with

Transfers Pursuant to Regulation S

Savient Pharmaceuticals, Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816

Attn: General Counsel

U.S. Bank National Association

21 South Street, 3rd Floor

Morristown, NJ 07960

Attn: Rick Barnes

Re:	Savient Pharmaceuticals, Inc. (the “Company”) Senior Secured Discount Notes due 2019 (the “Securities”)

Ladies and Gentlemen:

In connection with the undersigned’s proposed purchase of Securities (the “Proposed Purchase”), the undersigned hereby confirms that:

9. The undersigned was outside the United States at the time the offer of the Securities was made to the undersigned.

10. At the time the buy order was originated, the undersigned was outside the United States.

11. The Proposed Purchase is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

You, the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

C-2-1

EXHIBIT D

Form of Transferor Certificate in Connection with

Transfers Pursuant to Rule 144A

Savient Pharmaceuticals, Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816

Attn: General Counsel

U.S. Bank National Association

21 South Street, 3rd Floor

Morristown, NJ 07960

Attn: Rick Barnes

Re:	Savient Pharmaceuticals, Inc. (the “Company”) Senior Secured Discount Notes due 2019 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $170,941,000 aggregate principal amount at maturity of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Name:
Title:

D-1

EXHIBIT E

[INSERT ORIGINAL ISSUE DISCOUNT LEGEND AND, AS REQUIRED, PRIVATE

PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AND UNIT LEGEND]

SAVIENT PHARMACEUTICALS, INC.

170,941 UNITS

Certificate No. 1	CUSIP No. 80517Q142
ISIN No. US80517Q1426

This Certificate Issued by Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in the name of DTC, or its registered assigns, represents 170,941 units (the “Units”), consisting of (i) $170,941,000 aggregate principal amount of the Company’s Senior Secured Discount Notes (the “Notes”) attached hereto as Schedule I issued pursuant to that certain Indenture, dated May 9, 2012 (the “Indenture”), by and among the Company, the other Guarantors party thereto and U.S. Bank National Association, as collateral agent, and (ii) an aggregate of 4,000,019 of the Company’s warrants (the “Warrants”) attached hereto as Schedule II to purchase common stock, $0.01 par value per share, of the Company (the “Common Shares”) issued pursuant to each Warrant Agreement, dated May 9, 2012 (the “Warrant Agreement”), by and between the Company and U.S. Bank National Association, as the warrant agent (the “Warrant Agent”). Each Unit represents (i) $1,000 aggregate principal amount of the Notes and (ii) 23.4 warrants to purchase one Common Share, and entitles the holder of the Unit to (X) the rights and benefits of the Notes set forth in the Indenture, including, but not limited to any interest payments due thereon, and (Y) the rights, benefits and obligations of the Warrants set forth in the Warrant Agreement.

Each transfer of a Unit shall result in a transfer of the Notes and Warrants which such Unit represents and all such transfers shall be made in accordance with Article II of the Indenture with respect to the Notes and Article II of the Warrant Agreement with respect to the Warrants.

THIS UNIT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012 , THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS. [This legend will appear in the header on each page of the Security.]

Dated: May 9, 2012

SAVIENT PHARMACEUTICALS, INC.

By:
Name:
Title:

Countersigned:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

U.S. Bank National Association, as Warrant Agent

By:
Name:
Title:

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012 , THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS. [This legend will appear in the header on each page of the Security.]

Schedule I

SAVIENT PHARMACEUTICALS, INC.

Senior Secured Discount Note due 2019

[Security to be inserted without separate CUSIP or certificate number]

Schedule II

SAVIENT PHARMACEUTICALS, INC.

                     WARRANTS

[Warrant to be inserted without separate CUSIP or certificate number]

THIS SECURITY FORMS PART OF A CERTIFICATE REPRESENTING UNITS CONSISTING OF SECURITIES AND WARRANTS. PRIOR TO NOVEMBER 5, 2012 , THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH WARRANTS AS PART OF THE UNITS. [This legend will appear in the header on each page of the Security.]

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL UNITS

The following exchanges of a part of this Unit have been made:

Date of Exchange	Amount of decrease in Number of Units in this Global Unit	Amount of increase in Number of Units in this Global Unit	Number of Units in this Global Units following such decrease or increase	Signature of authorized officer of Trustee and Holders

EXHIBIT F

FORM OF JOINDER AGREEMENT

Reference is made to the Indenture, dated as of May 9, 2012 (as the same may be amended from time to time, the “Indenture”), by and among Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto from time to time, and U.S. Bank National Association, as trustee, governing the Company’s Senior Secured Discount Notes due 2019. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth for such terms in the Indenture. By execution of this Joinder Agreement, the undersigned agrees to become a party to, and to be subject to the rights and obligations under, the Indenture and any applicable Collateral Documents.

Date:
Name

[GUARANTEEING SUBSIDIARY], as guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as trustee

By:
Name:
Title:

Address for Notices:

U.S. Bank National Association 21 South Street, 3rd Floor Morristown, NJ 07960

F-1